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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

California Water Service Group
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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California Water Service Group

California Water Service Company, Hawaii Water Service Company,
New Mexico Water Service Company, Washington Water Service
Company, CWS Utility Services, and HWS Utility Services

1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

April 8, 2014

Dear Fellow Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders at 9:30 a.m. on May 20, 2014, at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California.

        Enclosed are a notice of matters to be voted on at the meeting, our Proxy Statement, a proxy card and our 2013 Annual Report.

        Whether or not you plan to attend, your vote is important. Please vote your shares, as soon as possible, in one of three ways: Internet, telephone, or mail. Instructions regarding Internet and telephone voting are included on the proxy card or voting instruction card. If you choose to vote by mail, please follow the instructions on the proxy card or voting instruction card.

        In a continuing effort to conserve natural resources and reduce costs, we produced a summary annual report again this year, opting not to duplicate the financial information that continues to be provided in our Form 10-K filed with the Securities and Exchange Commission. We care about what you think of the report. Please send your feedback to annualreport@calwater.com.

        Thank you for your investment in the California Water Service Group.

Sincerely,
/s/ PETER C. NELSON PETER C. NELSON CHAIRMAN OF THE BOARD

2014 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

        This Proxy Statement, dated April 8, 2014, relates to the solicitation of proxies by the Board of Directors of California Water Service Group (Group) for use at our 2014 Annual Meeting of Stockholders, which is scheduled to be held on May 20, 2014. We expect to begin mailing this Proxy Statement to stockholders on or about April 8, 2014.

        For directions to the Annual Meeting, please refer to page 62 of this Proxy Statement.

CALIFORNIA WATER SERVICE GROUP

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2014 Annual Meeting of Stockholders (Annual Meeting) of California Water Service Group (Group) will be held on Tuesday, May 20, 2014, at 9:30 a.m., at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California. At the meeting, stockholders will consider and vote on the following matters:

  1.
  Election of the ten directors named in the proxy statement;

  2.
  An advisory vote to approve executive compensation;

  3.
  Ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2014;

  4.
  Approval of the Group's Amended and Restated Equity Incentive Plan; and

  5.
  Such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 25, 2014, as the record date for the determination of holders of common stock entitled to notice of and to vote at the Annual Meeting.

        Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy: (a) by Internet, (b) by telephone, or (c) by U.S. Postal Service mail. You may revoke your proxy at any time prior to the vote at the Annual Meeting. Of course, in lieu of submitting a proxy, you may vote in person at the Annual Meeting; provided, however, that if you hold your shares in street name, you must request a legal proxy from your stockbroker in order to do so. For specific instructions, please refer to "Questions and Answers About the Proxy Materials and the Annual Meeting" in this Proxy Statement and the instructions on the proxy card.

By Order of the Board of Directors
LYNNE P. MCGHEE, Esq. Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING TO BE HELD ON MAY 20, 2014

        Electronic copies of the Group's Form 10-K, including exhibits, and this Proxy Statement will be available on the Group's website at http://www.calwatergroup.com.

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What am I voting on?

  •
  Election of the ten directors named in the proxy statement to serve until the 2015 Annual Meeting;

  •
  An advisory vote to approve executive compensation;

  •
  Ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2014;

  •
  Approval of the Group's Amended and Restated Equity Incentive Plan.

Who may attend the Annual Meeting?

        All stockholders of the Group may attend.

Who is entitled to vote?

        Stockholders of record on the record date. The Board has fixed March 25, 2014 as the record date (Record Date) for stockholders entitled to notice of, and to vote at, the Annual Meeting.

How many votes do I get?

        Each share of common stock is entitled to one vote.

What constitutes a quorum?

        A majority of the outstanding shares—present at the Annual Meeting or represented by persons holding valid proxies—constitutes a quorum. If you submit a valid proxy card, your shares will be considered in determining whether a quorum is present.

        Without a quorum, no business may be transacted at the Annual Meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the Annual Meeting may adjourn the Annual Meeting to another date, time and place.

        At the Record Date, there were 2,253 stockholders of record. There were 47,809,225 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Can I still use cumulative voting for the election of directors?

        No. Stockholders previously approved an amendment to the Group's Certificate of Incorporation to eliminate cumulative voting in order to adopt majority voting in uncontested director elections.

How are the directors elected?

        Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this majority voting standard, each director must be elected by the affirmative vote of a majority of the votes cast with respect to the director. A majority of the votes cast means that the number of votes cast "FOR" a candidate for director exceeds the number of votes cast "AGAINST" that candidate for director. As a result, abstentions will not be counted in determining which nominees receive a majority of votes cast since abstentions do not represent votes cast for or against a candidate. If you hold your shares through a stockbroker (or other nominee), the stockbroker does not have authority to vote your shares in the election of directors without instructions from you. Shares that your stockbroker does not vote ("broker non-votes") are not considered votes cast for or against a candidate, and they will not be counted in determining which nominees receive a majority of votes cast. In accordance with our director resignation policy, the Nominating/Corporate Governance Committee has established procedures for an incumbent candidate for director who does not receive the required votes for re-election to tender his or her resignation. The Nominating/Corporate Governance Committee will recommend to the Board whether to accept or reject the offer, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days after certification of the election results. We will promptly publicly disclose the Board's decision regarding the resignation offer, including the rationale for rejecting the resignation offer, if applicable.

Who are the Board's nominees?

        The nominees are Terry P. Bayer, Edwin A. Guiles, Bonnie G. Hill, Martin A. Kropelnicki, Thomas M. Krummel, M.D., Richard P. Magnuson, Linda R. Meier, Peter C. Nelson, Lester A. Snow, and George A. Vera. All the nominees are current Board members. See "Proposal No. 1—Election of Directors" for biographical information and qualifications.

What are the Board's voting recommendations?

        "FOR" each of the nominees to the Board (Proposal No. 1);

        "FOR" the proposal regarding an advisory vote to approve executive compensation (Proposal No. 2);

        "FOR" the ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2014 (Proposal No. 3);

        "FOR" the approval of the Group's Amended and Restated Equity Incentive Plan (Proposal No. 4).

How do I vote?

        If you are a stockholder of record (that is, you hold your shares in your own name), you may vote on the Internet, by telephone, by mail, or in person at the meeting. Different rules apply if your stockbroker or another nominee holds your shares for you (see below).

  You may vote on the Internet.

        You do this by following the "Vote by Internet" instructions on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

  You may vote by telephone.

        You do this by following the "Vote by Phone" instructions on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. You must have a Touch-Tone phone to vote by telephone.

  You may vote by mail.

        You do this by signing the proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

        If you return a signed card but do not provide voting instructions, your shares will be voted:

  •
  For the ten named director nominees;

  •
  For the advisory vote to approve executive compensation;

  •
  For the ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2014;

  •
  For the approval of the Group's Amended and Restated Equity Incentive Plan.

  You may vote in person at the meeting.

        We will hand out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

What if I change my mind after I return my proxy?

        You may revoke your proxy and/or change your vote at any time before the polls close at the Annual Meeting. You may do this by:

  •
  Signing another proxy with a later date;

  •
  Voting on the Internet or by telephone (your latest Internet or telephone proxy is counted);

  •
  Voting again at the meeting; or

  •
  Notifying the Corporate Secretary, in writing, that you wish to revoke your previous proxy. We must receive your notice prior to the vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy?

        If you are a stockholder of record, and you do not return your proxy, your shares will not be voted unless you attend the meeting and vote in person.

What happens if my shares are held by my stockbroker (or other nominee)?

        If your shares are held by a stockbroker (or other nominee), you will receive a voting instruction card so that you can instruct your stockbroker on how to vote your shares. If you do not return your voting instruction card, then your stockbroker, under certain circumstances, may vote your shares.

        Specifically, stockbrokers have authority under exchange regulations to vote your uninstructed shares on certain "routine" matters. For "non-routine" matters, no votes will be cast on your behalf if you do not instruct your stockbroker on how to vote. If you wish to change the voting instructions that you gave to your stockbroker, you must ask your stockbroker how to do so.

        If you do not give your stockbroker voting instructions, the stockbroker may either:

  •
  Proceed to vote your shares on routine matters and refrain from voting on non-routine matters; or

  •
  Leave your shares entirely unvoted.

        Shares that your stockbroker does not vote (broker non-votes) will count towards the quorum only. We encourage you to provide your voting instructions to your stockbroker. This ensures that your shares will be voted at the meeting.

As to my stockbroker voting, which proposals are considered "routine" or "non-routine"?

        The ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2014 (Proposal No. 3) is routine. A stockbroker may generally vote on routine matters if the stockbroker has not received voting instructions from you with respect to such matters.

        The election of directors (Proposal No. 1), the advisory vote to approve executive compensation (Proposal No. 2) and the approval of the Group's Amended and Restated Equity Incentive Plan (Proposal No. 4) are matters considered "non-routine" under applicable rules. A stockbroker cannot vote without your instructions on non-routine matters.

What is the voting requirement to approve each of the proposals?

Proposal			Vote Required
Proposal 1	—	Election of ten directors	Majority of Votes Cast
Proposal 2	—	Advisory vote to approve executive compensation	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote
Proposal 3	—	Ratify the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2014	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote
Proposal 4	—	Approval of the Group's Amended and Restated Equity Incentive Plan	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote

How are broker non-votes and abstentions treated?

        Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only "FOR" and "AGAINST" votes are counted for purposes of determining the votes received in connection with the proposal relating to the election of directors (Proposal No. 1), and therefore broker non-votes and abstentions have no effect on that proposal. Stockbrokers may not vote your shares on Proposal No. 1without instructions from you. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal No. 2, Proposal No. 3 and Proposal No. 4. In addition, the New York Stock Exchange listing standards contain separate approval requirements with respect to the Group's Amended and Restated Equity Incentive Plan (Proposal No. 4). Under the New York Stock Exchange Listing Standards, approval of Proposal No. 4 requires the affirmative vote of the majority of votes cast. Abstentions have the effect of a vote "AGAINST" on all three of these proposals. Stockbrokers may vote your shares on Proposal No. 3 (but not on Proposals No. 2 and No. 4) without instructions from you. Shares resulting in broker non-votes, if any, are not entitled to vote and will have no effect on the outcome of these proposals.

Who will count the vote?

        Representatives of Broadridge Financial Services, Proxy Services, will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

        It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What percentage of stock do the directors and executive officers own?

        Together, directors and officers own approximately 1.5% of our common stock. See "Stock Ownership of Management and Certain Beneficial Owners" for more details elsewhere in this Proxy Statement.

Who are the largest common stockholders?

        As of December 31, 2013, the largest stockholder was Lazard Asset Management LLC, which beneficially owned 3,490,552 shares of common stock, representing 7.31% of our aggregate outstanding stock. BlackRock, Inc. beneficially owned 2,926,402 shares of common stock, representing 6.10% of our aggregate outstanding stock as of such date. The Vanguard Group, Inc. beneficially owned 2,675,616 shares of common stock, representing 5.60% of our aggregate outstanding stock as of such date. To the best of our knowledge, no other stockholders held more than 5% of our common shares as of such date.

What is the deadline for submitting stockholder proposals for the Group's proxy materials for next year's Annual Meeting?

        Any proposals that stockholders intend to submit for inclusion in the Group's 2015 proxy materials must be received by the Corporate Secretary of the Group by December 9, 2014. A proposal and any supporting statement together may not exceed 500 words. Please submit the proposal to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders' meeting?

        Any stockholder of record who is entitled to vote at a stockholders' meeting may propose a nominee for the Board or propose other business for consideration at the meeting. The bylaws contain the requirements for doing so. The bylaws are posted on the Group's website at http://www.calwatergroup.com. Physical copies of these documents are also available upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, CA 95112-4598. Briefly, a stockholder must give timely prior notice of the matter to the Group. The notice must be received by the Corporate Secretary at the Group's principal place of business by the 150th day before the first anniversary of the prior year's Annual Meeting. For the 2015 Annual Meeting, to be timely, notice must be received by the Corporate Secretary not later than the close of business on December 21, 2014. If we move the date of the meeting by more than thirty days before or more than sixty days after the date of the previous meeting, notice is due not later than the close of business on the later of the 150th day before the Annual Meeting or the 10th day after we publicly announce the holding of the meeting. If the Group's Corporate Secretary receives notice of a matter after the applicable deadline, the notice will be considered untimely. In that case, or where notice is timely but the stockholder fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange of 1934, the persons named as proxies may exercise their discretion in voting with respect to the matter when and if it is raised at the meeting.

        The bylaws specify what the notice must contain. Stockholders must comply with applicable law with respect to matters submitted in accordance with the bylaws. The bylaws do not affect any stockholder's right to request inclusion of proposals in the Group's Proxy Statement under the rules of the Securities and Exchange Commission (SEC).

How can a stockholder or other interested party contact the independent directors, the director who chairs the Board's executive sessions or the full Board?

        Stockholders or other interested parties may address inquiries to any of the Group's directors, to the lead director (who chairs the Board's executive sessions), or to the full Board, by email to stockholdercommunication@calwater.com or by writing to them in care of the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598. All such communications are sent directly to the intended recipient.

Can I make comments and/or ask questions during the Annual Meeting?

        Yes. Stockholders wishing to address the meeting are welcome to do so by adhering to the following guidelines:

  1.
  Stockholders may address the meeting when recognized by the Chairman or President & Chief Executive Officer (CEO).

  2.
  Each stockholder, when recognized, should stand and identify himself or herself.

  3.
  Stockholder remarks must be limited to matters before the meeting and may not exceed two minutes in duration per speaker.

        No cameras, video or recording equipment will be permitted at the meeting. Many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Where and when will I be able to find the results of the voting?

        Preliminary results will be announced at the Annual Meeting. We will publish the final results in a current report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

BOARD STRUCTURE

        This section briefly describes the structure of the Board and the functions of the principal committees of the Board. The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide a framework for the governance of the Group. The Corporate Governance Guidelines and the charters for the Audit, Organization and Compensation, Finance and Risk Management, and Nominating/Corporate Governance committees are posted on the Group's website at http://www.calwatergroup.com. Physical copies of these documents are also available upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

        The Group's policy is that all directors must be able to devote the required time to carry out director responsibilities and should attend all meetings of the Board and of committees on which they sit.

Leadership Structure

        Upon the retirement of Peter C. Nelson as CEO, the roles of Chairman of the Board and CEO were separated. Martin A. Kropelnicki was appointed President & CEO effective September 1, 2013, and Mr. Nelson has continued in his role as Chairman of the Board. At that time, the Board determined that separating the roles of Chairman of the Board and CEO is the most appropriate leadership structure for the Group, taking into account numerous factors bearing upon the issue, including the Board's historical practice (which has predominantly been to separate the roles), its assessment of the Group's leadership and the Group's current and anticipated needs. The Board believes that one reason for the historical success of its leadership model is that the Chairman of the Board has had significant experience as part of the Group's senior management. The Board believes that Mr. Nelson's 17-plus years of service as the former President & CEO of the Group and his additional background in the public utilities industry make him best positioned to lead the Board as it oversees and monitors implementation of the Group's business strategy, considers risks related to strategy and business decisions, and performs its oversight function with respect to the Group's operations.

        The Board also has established the position of lead director because the Board supports having an independent director in a board leadership position at all times. The lead director is an independent director who is elected by the independent directors to serve for a period of at least one year. Mr. Richard P. Magnuson currently serves as lead director. As set forth in the Corporate Governance Guidelines, the lead director's responsibilities and authority include:

  •
  Presiding over executive sessions of the non-management and independent directors and having the authority to call executive sessions;

  •
  Presiding at meetings of the Board in the absence of the Chairman of the Board;

  •
  Approving Board meeting agendas and schedules;

  •
  Approving information sent to the Board;

  •
  Serving as liaison between the Chairman of the Board and the independent directors; and

  •
  Being available for consultation and communication with major stockholders upon request.

Risk Oversight

        Under the Corporate Governance Guidelines, the full Board oversees the Group's processes for assessing and managing risk. The Board does not view risk in isolation but considers risk as part of its regular consideration of business decisions and business strategy. The Board exercises its risk oversight function through the Board as a whole and through its committees. Each of the Board committees considers the risks within its areas of responsibility and identified in its charter. The Finance and Risk Management Committee reviews the Group's major risk exposures and the steps management has taken and proposes to take to monitor and control such exposures. The Audit Committee reviews with management risks related to financial reporting and internal controls. At least annually, the Finance and Risk Management Committee discusses the Group's risk assessment and risk management with the Audit Committee. The Organization and Compensation Committee reviews enterprise risks to see that our compensation plans and programs do not encourage management to take unreasonable risks relating to our business. The Nominating/Corporate Governance Committee oversees risks related to matters of corporate governance, including director independence and Board performance.

        The Group has a management level Enterprise Risk Management Committee (ERMC) that reports directly to the Finance and Risk Management Committee. The ERMC is co-chaired by the Group's President & CEO with the Chief Financial Officer, and five other officers from various functions are members. The ERMC identifies and prioritizes key risks and recommends the implementation of appropriate mitigation measures, as needed. The ERMC meets at least semi-annually and reports regularly to the Finance and Risk Management Committee and the President & CEO. The ERMC reports to the Audit Committee no less frequently than annually. Further review or reporting on risks is conducted as needed or as requested by the Board or committee.

Committees

        AUDIT:    Reviews the Group's auditing, accounting, financial reporting and internal audit functions. Also, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm, although stockholders are asked to ratify the Audit Committee's selection of this firm. All members are independent as defined in the listing standards of the New York Stock Exchange and meet the additional independence requirements for audit committee members imposed by the Sarbanes-Oxley Act and the rules of the SEC thereunder.

        The Board has determined that George A. Vera, chair of the Audit Committee, is an audit committee financial expert and is independent under the standards applicable to Audit Committee members. This means that the Board believes Mr. Vera has:

  (i)
  An understanding of generally accepted accounting principles and financial statements;

  (ii)
  The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  (iii)
  Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Group's financial statements, or experience actively supervising one or more persons engaged in such activities;

  (iv)
  An understanding of internal control over financial reporting; and

  (v)
  An understanding of Audit Committee functions.

        Designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

        ORGANIZATION AND COMPENSATION:    Reviews the Group's executive compensation, employee benefit plans and programs, including their establishment, modification and administration. All members are independent as defined in the listing standards of the New York Stock Exchange, including additional independence requirements for committee members that are effective beginning with the 2014 Annual Meeting. The Organization and Compensation Committee has taken steps to analyze the current risk profile of the Group's executive and broad-based compensation programs. In its evaluation, the Organization and Compensation Committee review took into account the fact that the Group operates in a highly regulated environment and thus maintains strong internal controls, which factors tend to mitigate against undue risk.

        As a result of this evaluation, the Group does not believe that the Group's compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Group, nor does it believe that the Group's executive compensation practices and programs are designed to promote risk taking.

        Compensation Consultant:    The Organization and Compensation Committee retained Towers Watson to advise it on marketplace trends in executive compensation, management proposals for the 2013 compensation program and officer compensation decisions. Towers Watson evaluated equity compensation programs generally. Towers Watson also consulted with the Nominating/Corporate Governance Committee about its recommendations to the Board on director compensation. Meridian Compensation Partners (Meridian) has been retained for advice on 2014 officer compensation.

        Towers Watson was directly accountable to the Organization and Compensation Committee, as is Merdian. To maintain the independence of their advice, Towers Watson did not provide any services for the Group other than those described above, and Meridian did not do so either. In addition, the Organization and Compensation Committee conducted a conflict of interest assessment, considering the following six factors with respect to Towers Watson and Meridian: (i) the provision of other services to us each by Towers Watson and Merdian; (ii) the amount of fees received from us by Towers Watson, as a percentage of the total revenue of Towers Watson, and the amount of fees received from us by Meridian, as a percentage of total revenue of Meridian; (iii) the policies and procedures each of Towers Watson and Meridian that are designed to prevent conflicts of interest; (iv) any business or personal relationship between the consultants at Towers Watson and Meridian with whom we work and any members of the Organization and Compensation Committee; (v) any of our stock owned by the Towers Watson consultants or the Meridian consultants; and (vi) any business or personal relationship of Towers Watson, the Towers Watson consultants, Meridian, or the Meridian consultants with any of our executive officers, and no conflict of interest was identified.

        For a description of the processes and procedures used by the Organization and Compensation Committee for the consideration and determination of executive compensation, see "Compensation Discussion & Analysis" elsewhere in this Proxy Statement.

        FINANCE AND RISK MANAGEMENT:    Assists the Board in reviewing the Group's financial policies, risk management strategies and capital structure. All members are independent as defined in the listing standards of the New York Stock Exchange.

        NOMINATING/CORPORATE GOVERNANCE:    Reviews the Group's director compensation and assists the Board by (i) identifying candidates and nominating individuals qualified to become Board members and (ii) developing and recommending a set of corporate governance principles applicable to the Group. All members are independent as defined in the listing standards of the New York Stock Exchange.

        During 2013, there were nine regular meetings of the Board, five meetings of the Audit Committee, four meetings of the Organization and Compensation Committee, two meetings of the Finance and Risk Management Committee, and two meetings of the Nominating/Corporate Governance Committee. The Executive Committee did not meet in 2013 and was dissolved by the Board in late 2013. The incumbent directors attended 99% of all Board and applicable committee meetings in 2013 (held during the period that each director served). Mr. Kropelnicki was elected effective September 1, 2013, and Ms. Bayer did not serve on the Board in 2013.

Independence of Directors

        As discussed in the Group's Corporate Governance Guidelines, a substantial majority of the Board is made up of independent directors. Currently, the Group's independent directors are Terry P. Bayer, Edwin A. Guiles, Bonnie G. Hill, Thomas M. Krummel, M.D., Richard P. Magnuson, Linda R. Meier, Lester A. Snow, and George A. Vera. Douglas M. Brown, who retired from the Board at the 2013 Annual Meeting, was also an independent director. Under the listing standards of the New York Stock Exchange, a director is independent if he or she has no material relationship, whether commercial, industrial, banking, consulting, accounting, legal, charitable or familial, with the Group, either directly or indirectly as a partner, stockholder or officer of an entity that has a material relationship with the Group. The Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominating/Corporate Governance Committee. The Board has adopted standards to assist it in assessing the independence of directors, which are set forth in the Corporate Governance Guidelines. Under these standards, the Board has determined that a director is not independent if:

  •
  The director has a material relationship (including, among others, commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships) with companies that comprise the Group;

  •
  The director is, or has been within the last three years, an employee of any company that comprises the Group or an immediate family member is, or has been within the last three years, an executive officer of any company that comprises the Group;

  •
  The director or any immediate family member has received personally during any twelve-month period within the past three years more than $120,000 in direct compensation from companies that comprise the Group, other than director or committee fees and pension or other forms of deferred compensation for prior service (compensation received by an immediate family member for service as an employee, other than an executive officer, of the Group is not considered for purposes of this standard);

  •
  The director or an immediate family member is a current partner of the Group's internal or external auditor; the director is a current employee of such a firm; the director's immediate family member is a current employee of such a firm who works personally on the Group's audit or the director or an immediate family member was in the last three years a partner or employee of such a firm and personally worked on the Group's audit within that time;

  •
  The director or an immediate family member has been employed within the last three years as an executive officer of a company whose Organization and Compensation Committee includes or included at the same time an executive officer of the Group;

  •
  The director is an employee or has an immediate family member who is an executive officer of a customer or vendor or other party that has made payments to or received payments from companies that comprise the Group for property or services in an amount that exceeded the greater of $1 million or 2% of the party's consolidated gross revenues in any of the past three years; or

  •
  The director, or the director's spouse, is an executive officer of a non-profit organization to which the Group makes, or in the past three years has made, payments that, in any single fiscal year,

    exceeded the greater of $1 million or 2% of the non-profit organization's consolidated gross revenues.

        The Board has determined that none of the following relationships, in itself, is a material relationship that would impair a director's independence:

  •
  Being a residential customer of any subsidiary of the Group;

  •
  Being an executive officer or employee, or being otherwise affiliated with, a commercial customer from which the Group's consolidated gross revenues in any of the last three years are or were not more than the greater of (i) 1% of the Group's consolidated gross revenues for the year or (ii) $500,000;

  •
  Being an executive officer or employee of a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group's consolidated gross revenues for the year or (ii) $500,000;

  •
  Having a 5% or greater ownership interest or similar financial interest in a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group's consolidated gross revenues for such year or (ii) $500,000; and

  •
  Being a director of any of the Group's subsidiaries.

        Directors inform the Board as to their relationships with the Group and provide other pertinent information pursuant to questionnaires that they complete, sign and certify on an annual basis. The Board reviews such relationships to identify impairments to director independence and in connection with disclosure obligations. For those directors who reside in a service territory of California Water Service Company and are customers, the Board determined that it is not a material relationship that would impair their independence under the above standards.

Director Qualifications and Diversity

        The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Group's business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Nominating/Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and the Group's current and future business and operations.

        The Nominating/Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The Board and the Nominating/Corporate Governance Committee seek a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board. An annual evaluation of the Board's composition enables the Board and Nominating/Corporate Governance Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Group's needs evolve and change over time and to assess diversity. In identifying director candidates from time to time, the Board and the Nominating/Corporate Governance Committee may identify specific skills and experience that it believes the Group should seek in order to constitute a balanced and effective board.

        The Group seeks directors having the following specific qualifications:

  •
  Evidence of leadership in his or her particular field;

  •
  Broad experience and sound business judgment;

  •
  Expertise in an area of importance to the Group and its subsidiaries;

  •
  The ability to work in a collegial Board environment;

  •
  High personal and professional ethics and integrity;

  •
  The ability to devote the required time to carry out director responsibilities;

  •
  The ability and willingness to contribute special competencies to Board activities, including appointment to Board committees;

  •
  Freedom from conflicts of interest that would interfere with serving and acting in the best interests of the Group and its stockholders; and

  •
  Evidence of being a high caliber individual who has achieved a level of prominence in his or her career; for example, a CEO or highest level financial officer of a sizeable organization, a director of a major corporation, or a prominent civic or academic leader.

        Additionally, Section 2.9 of the Group's bylaws contains requirements that a person must meet to avoid conflicts of interest that would disqualify that person from serving as a director.

        Board membership should reflect diversity in its broadest sense. The Group seeks directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. The Board, as a whole, should possess a combination of skills, professional experience and backgrounds necessary to oversee the Group's business. The Board assesses the diversity of skills, experience and backgrounds represented on the Board as part of the annual Board self-evaluation process.

Identification of Director Nominees

        The Group identifies new director candidates through a variety of sources. The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described in "Board Structure—Director Qualifications and Diversity" elsewhere in this Proxy Statement. Stockholders seeking to recommend candidates for consideration by the Nominating/Corporate Governance Committee should submit a recommendation in writing describing the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. Please submit this information to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

        Stockholders may also propose director nominees by adhering to the advance notice procedure described under "Questions and Answers About the Proxy Materials and the Annual Meeting—How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders' meeting?" elsewhere in this Proxy Statement.

Executive Sessions of the Board

        Under the Group's Corporate Governance Guidelines, the non-management directors meet at least four times each year in executive session without management present, and the independent directors meet in executive session at least once a year. The lead director, Mr. Richard P. Magnuson, chairs these sessions.

Retirement Age of Directors

        The Group has established a mandatory retirement age for directors. A director must retire no later than the Annual Meeting that follows the date of the director's 75th birthday. An employee director must retire as an employee no later than the Annual Meeting that follows the date of his or her 70th birthday, but may remain on the Board at the discretion of the Board.

Annual Meeting Attendance

        All directors are expected to attend each Annual Meeting of the Group's stockholders, unless attendance is prevented by an emergency. All of the Group's directors who were in office at that time attended the Group's 2013 Annual Meeting.

Other Governance Best Practices

        The Group has adopted other practices that we believe reflect our commitment to good corporate governance including:

  No Hedging and Pledging Policies

        In accordance with our Insider Trading Policy, our directors and executive officers are prohibited from (i) hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt and (ii) pledging their ownership of Group stock.

  Executive Compensation Recovery ("Clawback") Policy

        The Board has adopted an executive compensation recovery, or "clawback," policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the company's financial statements. A more detailed description of the Executive Compensation Recovery Policy appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

  Stock Ownership Requirements

        Our Board has adopted stock ownership requirements for officers and directors. These stock ownership requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, officers and directors. As of March 9, 2014, 13 of our non-employee directors and officers already met or exceeded their ownership requirements. Our new director and new officers have five years to meet the requirements. A complete description of the stock ownership requirements for directors and officers appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

        Our directors as of March 25, 2014, are as follows:

Name	Age	Position	Current Term Expires	Director Since
Terry P. Bayer(10)	63	Director	2014	2014
Edwin A. Guiles(1)(2)(7)(10)	64	Director	2014	2008
Bonnie G. Hill(2)(4)(10)	72	Director	2014	2003
Martin A. Kropelnicki	47	President & CEO and Director	2014	2013
Thomas M. Krummel, M.D.(4)(6)(10)	62	Director	2014	2010
Richard P. Magnuson(1)(3)(8)(9)(10)	58	Lead Director	2014	1996
Linda R. Meier(1)(2)(4)(10)	73	Director	2014	1994
Peter C. Nelson	66	Chairman of the Board	2014	1996
Lester A. Snow(2)(3)(10)	62	Director	2014	2011
George A. Vera(3)(4)(5)(10)	70	Director	2014	1998

(1)
Member of the Audit Committee

(2)
Member of the Organization and Compensation Committee

(3)
Member of the Finance and Risk Management Committee

(4)
Member of the Nominating/Corporate Governance Committee

(5)
Chair of the Audit Committee

(6)
Chair of the Organization and Compensation Committee

(7)
Chair of the Finance and Risk Management Committee

(8)
Chair of the Nominating/Corporate Governance Committee

(9)
Chair of the Board's Executive Sessions

(10)
Independent director

 PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated for election at the 2014 Annual Meeting of Stockholders a slate of ten nominees. All of the nominees have served as directors since the last Annual Meeting except for Terry P. Bayer and Martin A. Kropelnicki. Ms. Bayer was recommended to the Nominating/Corporate Governance Committee by a third-party search firm and elected to the Board effective March 1, 2014. Mr. Kropelnicki was appointed CEO of the Group and elected to the Board effective September 1, 2013. All directors are elected annually to serve until the next annual meeting or until their respective successors are elected.

Nominee Qualifications

        When an incumbent director is up for re-election, the Nominating/Corporate Governance Committee reviews the performance, skills and characteristics of such incumbent director before making a determination to recommend that the Board nominate him or her for re-election.

        The Nominating/Corporate Governance Committee believes that all of the ten director nominees listed below are highly qualified and have the skills and experience required for membership on our Board. A description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of the nominees should serve as a director follows the biographical information of each nominee below.

Vote Required

        Each director must be elected by the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast "FOR" a candidate for director exceeds the number of votes cast "AGAINST" that candidate for director.

Recommendation of the Board

        Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the following nominees:

Terry P. Bayer
Director since March, 2014
Age 63

        Ms. Bayer is the Chief Operating Officer (COO) for Molina Healthcare, Inc., a managed care company that provides Medicaid and Medicare related solutions to meet the health care needs of low-income individuals and families. She has held that position since 2005. She was previously Executive Vice-President of Health Plan Operations and also held management positions at FHP and AccentCare, Inc. Ms. Bayer previously served on the Board of Directors of Apria Healthcare Group, Inc. from 2006-2008 where she served as the chair of the compliance committee and served as a member of the compensation comittee. She holds a Juris Doctor Degree from Stanford University, a Master's Degree in Public Health from the University of California, Berkeley, and a Bachelor's Degree in Communications from Northwestern University.

        Ms. Bayer brings senior leadership, financial and operational expertise to the Board from her service as the COO of Molina Healthcare, Inc., a public company. She has many years of experience as an operating executive with a strong focus on government program compliance and administration as well as customer service. Her significant background and experience in health care supports the Board's efforts in overseeing and advising on employee health matters. Her previous experience as a director of Apria Healthcare Group. Inc. and a committee member also allows her to contribute to the Group.

Edwin A. Guiles
Director since 2008
Age 64

        Mr. Guiles has been a director of Cubic Corporation since 2008. He was formerly Executive Vice-President of Corporate Development at Sempra Energy. From 2000 to 2006, he was Chairman and CEO of San Diego Gas & Electric (SDG&E) and Southern California Gas Company (SoCal Gas), Sempra Energy's California regulated utilities. He held a variety of management positions at SDG&E since joining that company in 1972. Mr. Guiles is also a director and past chairman of the California Chamber of Commerce. He has a Mechanical Engineering Degree from the University of Arizona.

        Mr. Guiles is a former chairman & CEO with a strong public utility background. He has corporate governance experience through his service on the boards of SDG&E, SoCal Gas and Cubic Corporation, a public company. He brings to the Board valuable senior management and operational expertise from his 37 years at Sempra Energy, SDG&E and SoCal Gas. Additionally, Mr. Guiles' in-depth knowledge of public utility regulation provides the Board with crucial insight.

Bonnie G. Hill
Director since 2003
Age 72

        Ms. Hill is the president of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organization. She is also co-founder of Icon Blue, a brand marketing company. From 1997 to 2001, she was President & CEO of Times Mirror Foundation and Senior Vice-President, Communications and Public Affairs, of The Los Angeles Times. She is a director of AK Steel Holdings Corp., Home Depot, Inc. and Yum Brands, Inc. She was formerly a director of Hershey Foods Corporation and is a member of the Investors Advisory Group of the Public Company Accounting Oversight Board. She is a trustee of the RAND Corporation.

        Through her experience as a former chair of the SEC's Consumer Affairs Advisory Committee, and as a former director of the National Association of Securities Dealers Regulation Board, Ms. Hill brings to the Board significant public policy, regulatory and governance expertise. Her business experience as well as her service on the boards of a variety of public companies over the past 20 years demonstrates her extensive knowledge of the complex financial and operational issues that public companies face.

Martin A. Kropelnicki
Director since 2013
Age 47

        Mr. Kropelnicki is President & CEO of the Group. Mr. Kropelnicki joined the Group as Chief Financial Officer (CFO) and Treasurer in 2006 and was named the President and COO in 2012. He was appointed CEO of the Group effective September 1, 2013. He has over 25 years of experience in finance, including 15-plus years as a CFO at public companies and has held executive positions at PowerLight Corporation, Hall Kinion & Associates, Deloitte & Touche Consulting Group and Pacific Gas & Electric Company. He holds a Bachelor of Arts Degree and Master of Arts Degree in Business Economics from San Jose State University.

        Mr. Kropelnicki is well positioned to lead the Group's management team and give guidance and perspective to the Board. His experience as the former CFO of the Group provides expertise in both corporate leadership and financial management. His 15-plus years as a CFO of public companies and other management experience enables him to offer valuable perspectives on the Group's corporate planning and budgeting along with operational and financial reporting.

Thomas M. Krummel, M.D.
Director since 2010
Age 62

        Dr. Krummel is the Susan B. Ford Surgeon-in-Chief at the Lucile Packard Children's Hospital and the Emile Holman Professor and Chair of the Department of Surgery at Stanford University School of Medicine. A leader in his field, he has been honored with the Henry J. Kaiser Family Foundation Award for Excellence in Clinical Teaching; the John Austin Collins, M.D. Memorial Award for Outstanding Teaching and Dedication to Resident Training; and the Lucile Packard Children's Hospital Recognition of Service Excellence.

        Dr. Krummel brings to the Board experience with professional training and development as well as a familiarity with medical, public health, and science issues. He offers the Board unique insight on public health matters, including healthcare policy and legislation, drinking water quality, and employee health.

Richard P. Magnuson
Director since 1996
Age 58

        Mr. Magnuson is a private venture capitalist and is lead director. Mr. Magnuson holds an undergraduate degree in economics, a law degree and a master's degree in business administration from Stanford University. From 1984 to 1996, he was a general partner of Menlo Ventures, a venture capital firm. He has served on the boards of the following public companies: Rogue Wave Software (acquired by Quovadx), IKOS Systems, Inc. (acquired by Mentor Graphics) and OrCAD, Inc. (acquired by Cadence Design Systems). He is currently a director of one privately held company and has also served on the boards of several other privately held companies in the past.

        With his legal and venture capital backgrounds, Mr. Magnuson brings valuable financial and business strategy expertise to the Board. His past experience on the boards of other public companies, and his insight on financial and operational matters, adds value to the Board. His past and current Board service also provides insight on corporate governance practices.

Linda R. Meier
Director since 1994
Age 73

        Ms. Meier is a member of the Stanford University Hospital Board of Directors and past chair of the strategic planning committee of the Bing Concert Hall. She was co-chair of the "The Stanford Challenge" and chair of outreach programs from 2005-2011. She is a former director of Greater Bay Bancorp and chaired its Marketing Committee. Previously, she was a founding board member of the University National Bank and Trust Company, where she chaired the compensation and marketing committees. From 1992-1997, Ms. Meier was chair of the Stanford University Hospital Board of Directors. From 1984-1994, she was a trustee of Stanford University, Vice-President of the Board of Trustees from 1991-1994 and chair of community outreach at Stanford University Hospital.

        Ms. Meier has demonstrated management capabilities and knowledge of operational issues facing large organizations. Her years of philanthropic and non-profit experience provide an important perspective to the Board and a valuable link to our community. Her past experience on the boards of other public companies, including her chairmanship of marketing and compensation committees, adds value to the Board as well.

Peter C. Nelson
Director since 1996
Age 66

        Mr. Nelson is Chairman of the Board of the Group and its subsidiaries. He is a director of the California Chamber of Commerce, chair of the Chamber's Water Resources Committee and a past president of the National Association of Water Companies (NAWC).

        Mr. Nelson has a strong record of operational and strategic leadership in the public utility business, including his 17-plus years of experience as the former President & CEO of the Group. An engineer by training with a graduate degree in business administration, he gained extensive senior executive experience at Pacific Gas & Electric Company. He has a vast understanding of the water industry from his role as the former President & CEO of the Group and from his leadership roles representing the water profession nationally at NAWC as well as in California at the State Chamber of Commerce.

Lester A. Snow
Director since 2011
Age 62

        Mr. Snow has served as Secretary of the California Natural Resources Agency, Director of the California Department of Water Resources, Regional Director of the U.S. Bureau of Reclamation, Executive Director of the CALFED Bay-Delta Program, and General Manager of the San Diego County Water Authority. He is Executive Director of the California Water Foundation, an initiative of the Resources Legacy Fund and Foundation. He holds a Master of Science Degree in Water Resources Administration from the University of Arizona and a Bachelor of Science Degree in Earth Sciences from Pennsylvania State University.

        Mr. Snow brings more than 30 years of water and natural resource management experience to the Board. His distinguished public service career enables him to assist the Board in addressing water and environmental issues as well as regulatory and public policy matters. Additionally, his executive experience in the public sector provides the Board with critical insight on a variety of operational and financial matters.

George A. Vera
Director since 1998
Age 70

        Mr. Vera retired in May, 2011 as Vice-President and CFO of the David and Lucile Packard Foundation. Until 1997, he was an audit partner at Arthur Andersen, LLP. He is now employed as the principal executive officer with the Carroll Investment Company, a private investment management firm.

        Mr. Vera is an experienced financial leader with the skills necessary to chair our Audit Committee. He brings many years of accounting experience as a former audit partner that is critical to the Board. His former position with the David and Lucile Packard Foundation provides him with extensive knowledge in dealing with financial and accounting matters. His current position with Carroll Investment Company continues to build his experience in dealing with investment and financial matters.

 STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Ownership of Directors and Executive Officers

        The Group's Corporate Governance Guidelines, available on the Group's website at http://www.calwatergroup.com, include the stock ownership requirements for non-employee directors and officers. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, officers, and directors. A more complete description of the stock ownership requirements appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

        Individuals are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, whichever is later.

        The following table shows the common stock ownership of our directors and officers as of March 9, 2014. All directors and executive officers have sole voting and investment power over their shares (or share such powers with their spouses).

Name	Common Stock Beneficially Owned(*)
Terry P. Bayer Director	2,003
Helen Del Grosso Executive Officer	9,844
Francis S. Ferraro Executive Officer	57,944
Edwin A. Guiles Director	19,953
Robert R. Guzzetta Executive Officer	59,693
David B. Healey Executive Officer	8,437
Bonnie G. Hill Director	20,408
Martin A. Kropelnicki Director and Executive Officer	61,326
Thomas M. Krummel, M.D. Director	12,804
Michael B. Luu Executive Officer	3,789
Richard P. Magnuson Director	60,478
Lynne P. McGhee Executive Officer	23,100
Linda R. Meier Director	26,884
Peter C. Nelson Director and Retired Executive Officer	228,395
Michael J. Rossi Executive Officer	26,457
Thomas F. Smegal III Executive Officer	40,814
Lester A. Snow Director	10,758
Paul G. Townsley Executive Officer	5,623
Timothy D. Treloar Executive Officer	3,797
George A. Vera Director	29,857
All directors and executive officers as a group	732,845

*
To the knowledge of the Group, as of March 25, 2014, all directors and executive officers together beneficially owned an aggregate of approximately 1.5% of the Group's outstanding common shares. No one director or officer beneficially owns more than 1% of the Group's outstanding common shares.

Ownership of Largest Stockholders

        As of December 31, 2013, the Group's records and other information available from outside sources indicated that the following stockholders were the beneficial owner of more than five percent of the outstanding shares of our common stock.

        The information below is as reported in filings made by third parties with the SEC. Based solely on the review of our stockholder records and public filings made by the third parties with the SEC, the Group is not aware of any other beneficial owners of more than five percent of the common stock.

Class	Beneficial Owner	Number of Shares of Common Stock	Percent of Class
Common	Lazard Asset Management LLC(1)	3,490,552	7.31%
	30 Rockefeller Plaza
	New York, NY 10112-6300
Common	BlackRock, Inc.(2)	2,926,402	6.10%
	40 East 52nd Street
	New York, NY 10022
Common	The Vanguard Group, Inc.(3)	2,675,616	5.60%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)
Lazard Asset Management LLC has sole voting power over 3,048,622 shares and sole investment power over 3,490,552 shares as of December 31, 2013, as filed on SEC Schedule 13G.

(2)
BlackRock, Inc. has sole voting power over 2,784,453 shares and sole investment power over 2,926,402 shares as of December 31, 2013, as filed on SEC Schedule 13G.

(3)
The Vanguard Group, Inc. has sole voting power over 81,980 shares and sole investment power over 2,607,736 shares as of December 31, 2013, as filed on SEC Schedule 13G.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership, and changes in ownership of our securities.

        Based solely on its review of the copies of forms furnished to the Group, or written representations that no annual forms (SEC Form 5) were required, the Group believes that during the fiscal year ended December 31, 2013, our directors and executive officers filed all reports on a timely basis except for Paul G. Townsley, Vice-President, Regulatory Matters and Corporate Relations. The Form 3 due in connection with his appointment as an executive officer and a Form 4 reporting on his 2013 restricted stock award (RSA) were inadvertently late.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (CD&A) describes the material elements of the Group's executive compensation program for 2013. This section focuses on the compensation of the Group's principal executive officer, principal financial officer, and the three other most highly compensated executive officers for 2013 referred to herein as "named executive officers (NEOs)" or "executives."

Role of the Organization and Compensation Committee

        The Organization and Compensation Committee (Committee), which is comprised entirely of independent directors, is responsible for overseeing the Group's compensation plan and programs for executives and executive succession. After a review of compensation levels, the Committee recommends to the Board compensation levels and incentive performance objectives for executives for the 12-month period beginning January 1st of each year. The Committee starts its planning and review process in September of each preceding year and typically concludes its process in November. After year-end, the Committee certifies which performance objectives have been met for the prior year and determines the value of each executive's performance awards.

New Executive Compensation Program

        Following our 2012 Annual Meeting of Stockholders, we began to implement substantial changes to our executive compensation program to add both long-term and short-term performance-based compensation, focusing on better linking the Group's performance (as measured by key customer service and financial objectives) to executive compensation. The changes to our executive compensation program since fiscal 2012, which are discussed in more detail elsewhere in this CD&A, include adopting:

  •
  Beginning in 2014, short-term performance-based compensation in the form of annual cash bonuses;

  •
  50% of long-term equity incentive compensation in the form of restricted stock units (RSUs) subject to performance-based vesting criteria, and 50% in the form of time-based restricted stock awards (RSAs);

  •
  Performance-based RSUs with a 3-year performance period and vesting only upon meeting or exceeding in proportion to the target metric for each of the following: return on equity, utility plant investment, customer service and water quality;

  •
  Stock ownership requirements of five times the annual salary for the CEO and one and one-half times the annual salary for other officers;

  •
  No-hedging and no-pledging policies for officers and for members of the Board; and

  •
  A compensation recovery or "clawback" policy.

Changes in Response to Stockholder Feedback

        We received approximately 93% of the votes cast on the advisory vote in favor of our executive compensation ("Say-on-Pay Vote") for fiscal year 2012, taken at the 2013 Annual Meeting of Stockholders. The Committee believes the high level of support for fiscal 2012 was the result of changes implemented in late 2012 and 2013 and has continued to apply the same effective principles when making compensation decisions for 2014, as described more fully below.

        Following the 2012 Say-on-Pay Vote, we increased our efforts to solicit feedback from stockholders to better understand their views. Senior management, under the direction of the Board and the Committee, reached out to nine major stockholders that held an aggregate of 27% of the Group's outstanding common stock. We engaged in a dialogue with them to better understand how stockholders view our executive compensation program and market best practices. We also held a meeting with one of the largest proxy advisory firms to determine if its views were similar to the views expressed by the Group's major stockholders.

        The Committee, with the assistance of an independent compensation consultant, Towers Watson, then undertook an in-depth analysis of our executive compensation program, including reviewing market practices at peer companies. The Committee considered the views expressed by these stockholders and reviewed the results with the Board and senior management over several months. While these stockholder views varied, a common theme emerged from the dialogues. Stockholders asked that the existing link between pay and performance of the Group be enhanced. Many stockholders recognized the Group's strong performance over the years but cited the absence of performance-based incentive compensation to better align executives' interests with those of stockholders. Yet these stockholders also recognized the regulatory hurdles for recovering performance-based incentive compensation in customer rates. For this reason, these stockholders and the proxy advisory firm expressed an interest in long-term equity incentive compensation with performance objectives that balance the interests of customers with stockholders.

        In response, the Committee made several changes to our executive compensation program structure in late 2012 and 2013. Among other changes, we introduced long-term performance-based equity compensation awards for 2013 to strengthen the link between pay and the Group's performance. The value of these awards is based on Group performance, with the actual number of shares earned at the end of a three-year performance period based on operations objectives (customer service, water quality, and safety (a new metric that will be used for awards in fiscal 2014)) and pre-set financial objectives.

        Beginning in 2014, to further strengthen the link between pay and the Group's performance, we have introduced a short-term performance-based cash incentive compensation program for officers. The Committee believes that a mix of short-term and long-term incentive compensation will reward and motivate near-term performance, while at the same time providing significant incentives to keep executives focused on longer-term corporate goals that support both stockholders and customers.

        We believe that the adopted changes are responsive to the views expressed by our stockholders and that our executive compensation program is better aligned with the interests of our stockholders and customers. The Committee recognizes that best practices in executive compensation continue to evolve and will continue to monitor developments in this area. The Committee plans to continue regular solicitation of stockholder feedback on our executive compensation program.

Recap of 2013 Group Performance

        Our financial and business results for 2013 included the following: Net income was $47.3 million and diluted earnings per share was $1.02. Earnings per share reflect the issuance of 5.75 million shares of Group common stock in March 2013. 2013 financial performance was better than expected given it was the third year of the regulatory/rate case cycle of the Group's largest subsidiary, California Water Service Company. Our officer team made considerable progress on our strategic corporate goals and objectives that are critical to our business. We also met or exceeded our four 2013 performance objectives—return on equity, utility plant investment, customer service, and water quality.

New CEO and Pay Overview

        Effective September 1, 2013, the Board elected Martin A. Kropelnicki as our new President & CEO. He was also elected to the Board for a term expiring at the 2014 Annual Meeting of Stockholders. At the same time, the Board separated the roles of Chairman and CEO. Peter C. Nelson, who retired from his position as CEO effective September 1, 2013, will remain as non-executive chairman and as a member of the Board. The leadership transition led to the following Board decisions on annual CEO pay for 2013:

        Martin A. Kropelnicki, Prior to his appointment as the Group's CEO effective September 1, 2013, Mr. Kropelnicki was President & COO of the Group. His 2013 compensation is based on his contributions as President & COO from January through August, and as the new Group CEO from September through December. Mr. Kropelnicki's total annual compensation for 2013 is $908,060, which is lower than his 2012 compensation of $1,204,047, and below Mr. Nelson's 2013 compensation of $1,292,226. Mr. Kropelnicki's reduction in annual compensation from 2012 and 2013 was attributable to a reduction in the present value of the pension benefit during 2013, which resulted from an increase in the plan's discount rate. Please refer to the Summary Compensation table for additional detail.

        Peter C. Nelson,    Mr. Nelson, the Group's CEO since 1996, made significant contributions to the Group's performance in 2013—via the impact of his long tenure and actions he took in 2013 prior to his retirement. Based on the 2013 performance objectives, the Committee granted Mr. Nelson an equity incentive award valued at $257,832. Together with the $883,088 salary that he was paid in 2013, his 2013 total compensation as the former CEO was $1,178,692, which is lower than his 2012 compensation.

Compensation Philosophy for Executives

        The Group's overall philosophy is to provide compensation that attracts, retains, and motivates talented executives, rewards excellent job performance, overall leadership, and provides for fair, reasonable, and competitive total compensation that aligns executives' interests with the interests our stockholders and customers. In order to strengthen alignment between the Group's executives, customers and stockholders, a significant portion of the equity grants are in the form of long-term equity grants payout of which are dependent on the achievement of both financial and customer service objectives.

        Effective January 1, 2014, to further enhance alignment, the compensation mix will also include short-term performance-based cash incentive compensation program for officers. The Committee believes that a balance of fixed and variable compensation, with short-term and long-term compensation elements, maintains a strong link between the NEOs' compensation and the Group's performance as well as promotes the interests of both stockholders and customers.

        Overall, we believe our executive compensation program is achieving the intended results. We believe our compensation is competitive in the industry and has resulted in the attraction and retention of officers who contribute to the Group's success. In addition, the program creates a strong linkage between pay and performance though our long-term equity and annual bonus performance awards without encouraging imprudent risk taking by the Group's officers.

Best Practices

        The following compensation practices have been embedded in our executive compensation program and demonstrate the Group's commitment to good corporate governance with respect to executive compensation:

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  No Employment Agreements:  Other than participation in the Executive Severance Plan, none of the executives are party to individual employment or severance agreements.

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  No Single-Trigger Change in Control Benefits:  The Group does not provide for single-trigger change in control benefits. The Group's Executive Severance Plan provides for change in control severance benefits upon a termination of employment following a change in control. In addition, the Group's equity incentive plan provides for the option of additional vesting of equity awards in the event of a termination of employment following a change in control, though neither the Stock Appreciation Rights (SARs) nor the RSA grants to date have included this option.

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  No Tax Gross-Ups on Perquisites:  None of the executives are entitled to tax gross-ups for perquisites or other personal benefits.

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  Limited Perquisites:  As detailed below, the Group provides executives with only limited perquisites consisting of a company car and related excess liability insurance.

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  Stock Ownership Requirements:  Stock ownership requirements for all directors and officers were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, officers, and directors.

  •
  No Hedging and Pledging:  Our directors and officers are prohibited from hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt, in accordance with an anti-hedging prohibition in our insider trading policy adopted in 2012. Our directors and officers are also prohibited from pledging their ownership of Group stock in accordance with an anti-pledging provision in our insider trading policy.

  •
  Executive Compensation Recovery ("Clawback") Policy:  The Board has adopted an executive compensation recovery or "clawback" policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the Company's financial statements.

  •
  Use of Independent Compensation Consultant:  An independent compensation consultant is retained by and reports directly to the Committee.

Elements of Compensation

        The material elements of the Group's executive compensation program for 2013 included:

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  Salary;

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  Performance and Time-Based Equity Compensation;

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  Basic and Supplemental Pension Plan Benefits;

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  Deferred Compensation Plan Benefits; and

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  Limited Perquisites.

        In addition to the above, effective January 1, 2014, we have introduced annual cash incentive bonuses for officers as part of the Group's 2014 executive compensation program. The Committee believes that our executive compensation program will provide a good mix of short-term and long-term compensation that supports the business strategies and creates long-term stockholder value. The Committee will periodically re-evaluate the mix of fixed and variable compensation, including the proportions of incentive compensation awarded as cash-based and equity-based awards. Additionally, the Committee continues to monitor our program on an annual basis to ensure that the new structure will not incentivize excessive risk-taking.

        In determining compensation, the Committee is mindful that as a holding company for a California regulated utility, the Group's financial performance is substantially dependent upon the California Public Utilities Commission (CPUC) plus other factors, which to a large extent are beyond the control of executives. Therefore, the Committee's decisions regarding overall compensation are determined largely by evaluation of factors that are within the executives' control and its comparisons with peer groups. As discussed below, the metrics used to determine the vesting of long-term performance equity compensation for executives are appropriate metrics that will drive executive performance in a manner beneficial to both stockholders and customers and not encourage imprudent risk-taking. In addition, for the reasons discussed below, we will use similar metrics to determine the annual cash incentive bonuses for our officers in 2014.

  Salary

        The Group provides a significant portion of executives' total compensation in the form of base salaries that compensate executives for performance of primary roles and responsibilities. The Committee reviews base salaries for executives annually and determines whether or not to recommend adjustments. To assist the Committee in this review, the Group's President & CEO provides an assessment of performance and makes recommendations regarding base salary adjustments to the Committee for each of the executives other than himself based on the competitive data and the other factors described below under "Determining Executive Compensation."

        As noted below under "Determining Executive Compensation," the Committee targets base salaries for each executive that are appropriate for the skills, capabilities, and performance each individual contributes for the executive's position as established by reference to the competitive data described below. As noted above, the Group did not use annual cash incentive bonuses for 2013. However, because annual incentives are a common component of executive compensation in the surveys included in the competitive data, for 2013 the Group compared base salary levels for its executives to the target total cash compensation (base salary plus actual target bonus) for similar positions within the competitive data (rather than comparing the executive's base salaries to the base salaries within the competitive data). Each of the executive's base salaries for 2013 were within the competitive range (defined as plus or minus 20% from the median compensation level) of actual target total cash compensation, except Mr. Ferraro whose base salary was above the competitive range for his position because of his long tenure with the Group, his unique expertise and continued contributions in regulatory matters, and his corporate development responsibilities, each of which is greater than those usually afforded to executives in his position with other investor-owned public utilities.

        Each year officers of the Group, including the NEOs, establish a number of corporate goals and objectives for the Group that promote the interests of customers, employees, and stockholders. The objectives chosen are communicated internally within the Group and monitored quarterly. The compensation of our current President & CEO and NEOs is based on progress against certain of these key corporate goals by the Group. For 2013, the following corporate goals of the Group were used to evaluate 2014 compensation for our current President & CEO and NEOs:

        1.     Group Operating Result and Stockholder Value—Achieve planned operating results as defined in the 2013 Corporate Goals and Objectives.

        Achieved Results for Group Operating Results—Manage the controllable elements of administration and general, other operations, and maintenance expenses within budget. During 2013, the Company achieved the majority of its goals of maintaining operations while keeping controllable costs within budget. Completed projects included a new capital budget process to reduce and monitor costs, a new rate case filing plan with a longer planning horizon, and revised electronic procurement with contractor authorizations to improve monthly invoice tracking and reporting.

        2.     Stockholder Value—The following major objective was set for 2013:

  •
  Achieve budgeted earnings per share

        Achieved Results for Stockholder Value—For 2013, the Group achieved the following result for the major objective in this category:

  •
  Earnings per share of $1.02, or 121% of target, which represents a return on equity of 8.81%

        The Committee gave consideration to factors that affected the Group's operating results that are described in the Group's annual report on Form 10-K.

        3.     Regulation—Successfully conclude 2012 General Rate Case for California.

        Achieved Results for Regulation—On October 30, 2013, an all-party settlement was filed in the 2012 General Rate Case Application for California. If approved by the CPUC, the settlement authorizes increases in rates by approximately $45 million in 2014, $10 million in 2015, $10 million in 2016, and up to $19 million upon completion and regulatory approval of "advice letter" capital projects. The settlement includes a health care balancing account that provides protection from uncertainties arising from continuing changes in medical costs and insurance along with increases in maintenance expenses to reflect our enhanced maintenance and capital programs.

        4.     Successfully Transition Change in CEO and Other Executive Positions—Facilitate new CEO transition and officer succession.

        Achieved Results for Successful Transition—Martin A. Kropelnicki, formerly President & COO, was elected President & CEO effective September 1, 2013. The following are changes in officer positions for 2013:

  •
  Paul G. Townsley was hired as Vice-President, Regulatory Matters and Corporate Relations, effective March 1, 2013. Mr. Townsley is a former divisional Vice-President of EPCOR Water USA and served as President of American Water Works Company subsidiaries.

  •
  Timothy D. Treloar, formerly Director of Water Quality and former Bakersfield District Manager for the Group's largest subsidiary, California Water Service Company, was promoted to Vice-President, Operations effective August 1, 2013.

  •
  Robert R. Guzzetta, formerly Vice-President, Operations, became Vice-President, Engineering and Water Quality, effective August 1, 2013.

  •
  Michael B. Luu, formerly Director of Information Technology for California Water Service Company, was promoted to Vice-President, Customer Service and Information Technology, effective August 1, 2013.

        5.     Strategic Projects—Implement key strategic projects in operations and customer service areas.

        Achieved Results for Strategic Projects—During 2013, the Group completed key strategic projects in the areas of operations and customer service, including:

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  Full implementation of new website/customer service portal enhancements for California. Portal enhancements include on-line bill payment, on-line requests for new service and automated service turn on/off requests.

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  Expanded mobile workforce pilot with automated dispatch of service work orders to five California service areas that resulted in significant increases in productivity and other efficiencies.

        Once the Committee assesses the business results for each goal, the Committee then reviews and discusses the overall performance of each executive and the competitive data provided by the independent consultant retained by the Committee. Once reviewed and overall agreed upon, the Committee recommends to the Board the base salaries for the executives (including the CEO). The following table shows the base salaries for each executive for 2012, 2013 and 2014:

Name	2012 Base Salary	2013 Base Salary	2014 Base Salary
Martin A. Kropelnicki	$558,000	$640,000	$700,000
Peter C. Nelson	$995,000	$1,045,000	retired
Thomas F. Smegal	$342,000	$360,000	$381,600
Francis S. Ferraro	$401,000	$409,000	$423,315
Timothy D. Treloar	$163,000	$203,153	$213,311
Robert R. Guzzetta	$334,000	$350,000	$366,625

        These increases are intended to compensate the individuals for job performance and overall leadership while being within the "competitive range" of the market data for similar positions (which "competitive range" is described in more detail below). Mr. Kropelnicki's salary reflects his final base salary rate for 2013 based on his promotion to President & CEO. His actual salary earned for 2013 is set forth in the Summary Compensation Table.

  Performance and Time-Based Equity Compensation

        The purpose of the Group's long-term equity incentive compensation is to align executive compensation with the interests of both stockholders and customers, to create incentives for executive recruiting and retention, to encourage long-term performance by the Group's executives, and to promote stock ownership and therefore alignment with stockholder interests. Historically, the Committee has not used equity awards as a significant portion of executive compensation. Risk is taken into account in determining the aggregate amount of incentive compensation and performance criteria, including assessment of risk management and risk mitigation.

        As with base salaries, the Committee reviewed the competitive range of long-term equity compensation and total direct compensation (long-term equity compensation plus base salary and annual bonus) for similar positions within the competitive data in making decisions regarding long-term equity compensation awards for 2013. However, the Committee also believes that, in the interest of fostering the Group's "One-Team" approach for the officer team, which strengthens teamwork and collaboration within the executive team, the annual equity incentive awards granted to each of the Group's executives (other than the President & CEO) should be the same for each. The Committee recommended awarding the President & COO and CEO (now retired) a greater value of equity awards in 2013 than the other officers because of their substantially greater level of responsibility and ability to influence the Group's operational results. The new President & CEO, appointed effective September 1, 2013, received an increase in equity for 2013 from his 2013 President & COO equity award. In addition, for our former CEO, the grant value for 2013 was greater than the grant values for 2012, as a result of the Committee's review of the competitive data and its desire to bring long-term equity incentive compensation values within the competitive range for similar positions.

        Each year the Committee reviews market data from the independent consultant (as described in more detail below) and establishes the total value of the equity compensation awards to be granted to the CEO and the other executives. For 2013, these values were $500,000 (former CEO), $310,000 (President & COO) and $120,000 for other executives. The new President & CEO, effective September 1, 2013, was granted a one-time $45,000 equity award in addition to his $310,000 President & COO 2013 equity award. All equity awards were 50% in the form of time-based RSAs vesting over three years and 50% in the form of performance-based RSUs with a three-year performance period.

        Beginning in 2013, 50% of long-term equity awards granted to our executives are in the form of RSUs subject to performance-based vesting criteria and 50% are in the form of time-based RSAs. The performance-based RSUs provide for a three-year performance period and provide for vesting based solely upon the achievement of objective performance criteria. The shares will be awarded at the end of a three-year performance period, subject to the executive's continued employment through such date, only to the extent the performance criteria are met over that period. The performance criteria are tied to the following metrics.

Performance Goal	Target	Component Weighting	Achievement	2013 Achieved Results
Water Quality	no primary and 2 or less secondary violations	25%	no primary and no secondary violations	200%
Customer Service	99% performance to CPUC standards and internal targets	25%	98% performance to CPUC standards and no additional credit for internal targets	75%
Utility Plant	$130 million in company-funded capital expenditures	25%	$115 million in company-funded capital expenditures	25%
Return on Equity	9.43%	25%	8.81%	100%

  Total 2013 RSU achievement = (200%+75%+25%+100%)/4 = 100%

  •
  WATER QUALITY:  This metric is based only upon performance of the Group's largest subsidiary, California Water Service Company (Cal Water). Cal Water is regulated by the U.S. Environmental Protection Agency (EPA) and the California Department of Public Health, which also enforces EPA drinking water standards. A primary drinking water standard violation is related to public health, either acute or long-term. A secondary drinking water standard violation is related to taste or aesthetics, such as excessive iron and manganese, and can generate customer complaints. Performance is evaluated based on number of violations of primary and secondary drinking water standards.

  •
  CUSTOMER SERVICE:  A combination of CPUC standards and internal company performance indicators, including answering phone calls within 30 seconds, responding to customer complaints, reading meters and billing accuracy, comprise the target for this metric applicable only to Cal Water. The nine CPUC customer service standards are found in the CPUC's General Order 103-A. The metric is evaluated each quarter for the California service areas. Performance is evaluated based on compliance with CPUC standards, with additional credit given for achievement in our more stringent internal goals.

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  PLANT ADDITIONS:  The annual Board-approved capital expenditures budget is the target for this metric. Investment in plant is a driver of stockholder return and a key component of providing reliable, high-quality water service to customers. This metric is updated each year to reflect the annual approved capital program and budget for the Group and its subsidiaries.

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  RETURN ON EQUITY (ROE):  The return on equity authorized by the CPUC is the target for this metric. Return on equity is defined using net income divided by average common stockholders' equity. This metric measures the effectiveness of the Group's financial management and regulatory strategy. It provides for a substantial increase in the award for performance above the authorized ROE (20% increase for a 5 basis points (bps) increase in ROE) and a more graduated downside measure (20% decrease in award for a 50 bps decrease in ROE) due to the regulatory mechanisms in place which limit the possibility of achieving high returns on equity.

  Achievement of 2013 Performance Objectives

        The Committee certified that the following RSU performance goals for 2013 were achieved:

        WATER QUALITY:    Cal Water did not record any violations of primary or secondary drinking water standards in 2013.

        Achieved:    200%

        CUSTOMER SERVICE:    Cal Water achieved CPUC standard customer service performance in its service areas in 98% of measurements. No additional credit was given for meeting Cal Water internal targets. The target for this metric was 99% of performance.

        Achieved:    75%

        UTILITY PLANT:    The Group invested more than $115 million in utility plant. The target for this metric was the Board approved capital spending of $130 million for 2013. Spending was slowed due to resources allocated to support the California general rate case process.

        Achieved:    25%

        RETURN ON EQUITY:    The Group achieved an 8.81% return on average common equity in 2013. However, the Committee noted that common equity in part supports construction work in progress (CWIP), which is subject to interest during construction (IDC) in lieu of a return on equity in most regulatory jurisdictions. Excluding the equity-funded CWIP, the Group earned 9.77% on average common equity. Without one-time tax items, the Group would have earned 8.59% on average common equity net of CWIP. In light of these circumstances, the Committee approved 100%.

        Achieved with adjustment:    100%

  2014 Compensation

  Incentive Equity Awards for 2014

        In November of 2013, the Committee, after reviewing competitive data for each executive, approved the total value of the equity compensation awards, in the form of restricted stock and RSUs, to be granted to our current President & CEO and other executives for 2014. These values were $500,000 (President & CEO) and $120,000 (other executives), vesting over three years respectively, with 50% subject to the achievement of performance metrics and 50% subject only to continued employment.

        On March 4, 2014, the Committee granted to our current President & CEO 10,923 shares and each of the other executives 2,622 shares in the form of 50% RSAs and 50% RSUs.

  Annual Performance-Based Cash Bonuses for 2014

        As noted above, effective January 1, 2014, we introduced a short-term performance-based cash incentive compensation program for officers, with targeted payouts dependent upon achievement of certain performance-objectives. The Committee believes that a mix of short-term and long-term incentive compensation will reward and motivate near-term performance, while at the same time providing significant incentives to keep executives focused on longer-term corporate goals that support both stockholders and customers.

  Basic and Supplemental Pension Plan Benefits

        In addition to the tax-qualified defined benefit plan that covers all permanent employees, the Group provides supplemental retirement benefits to executive officers under the Supplemental Executive Retirement Plan (SERP). The SERP is structured such that benefits are paid to executives on a "pay as you go" basis. The SERP is an unfunded, unsecured obligation of the Group and is designed to assist in attracting and retaining key executives while providing a competitive, total compensation program. The current portion of the SERP expense is also fully recoverable in customer rates, including changes in SERP valuation due to market interest rate changes, meaning the cost of the SERP expense is not borne by our stockholders. Furthermore, the plan is designed primarily to make up for limitations imposed by the Internal Revenue Code (Code) on allocations and benefits that may be paid to executives under the Group's tax-qualified plan. Because the tax code restricts benefits under the tax-qualified plan, executives otherwise would not be eligible to receive the retirement benefits that are proportional to the benefits received by our employees that generally are based on compensation.

  Deferred Compensation Plan

        The Group maintains a deferred compensation plan for its directors, officers, and qualified managers. The plan is intended to promote retention by providing eligible employees, including the executive officers, with a long-term savings opportunity on an income tax-deferred basis. This plan is voluntary and funded by the individuals who elect to participate in the program. There are no company-matching contributions.

  401(k) Plan

        All employees satisfying the eligibility requirements are entitled to participate in our 401(k) plan and receive matching contributions from the Group. Pursuant to the plan, executive officers are entitled to contribute up to the statutory limit set by the Internal Revenue Service and the Group matches 75% for each dollar contributed up to a maximum company match of six percent of each such executive officer's base salary.

  Limited Perquisites

        As part of the Group's automobile policy, the Group's officers have the use of a company-owned automobile, including excess liability insurance. The Committee believes that the provision of a company-owned automobile allows the officers to work more efficiently because many of the geographic areas served by the Group are most effectively reached by automobile as opposed to other forms of transportation, such as airlines. Any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations. Other than this automobile benefit, the Committee's general philosophy is not to provide perquisites and other personal benefits of substantial value to the officers.

Severance Arrangements

        None of the executive officers is a party to an individual employment agreement with the Group that provides for severance benefits. In addition, we do not provide executive officers with single-triggered change in control benefits.

        Consistent with the Group's compensation philosophy, the Committee believes that the interests of stockholders are best served if the interests of senior management are aligned with those of the Group's stockholders. To this end, the Group provides change in control severance benefits to executive officers under the Group's Executive Severance Plan to reduce any reluctance of the executive officers to pursue or support potential change in control transactions that would be beneficial to stockholders. The Group adopted the plan in 1998, and its purpose is to promote the continued employment and dedication of executives without distraction in the face of a potential change in control transaction. The Executive Severance Plan provides severance pay equal to three times base salary to each of the executive officers if their employment is terminated without good cause or they resign for good reason during the two-year period following a change in control.

        In the event of a termination not in connection with a change in control, each executive officer is covered by the Group's general severance policy stating that each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week's pay after completing two years of service or two weeks' pay after completing five or more years of service, provided in each case that at least two weeks' notice is given. Under the Group's policies, all officers are entitled to a pay-out of six weeks of vacation time upon termination of employment.

Determining Executive Compensation

        Each year the Committee reviews, assesses, and recommends to the Board all compensation for executives after determining that the compensation for these individuals is competitive relative to companies of comparable size, complexity, location and business nature (see below for additional discussion of this comparison). In addition, the Committee approves the retention, fees, and termination of any compensation consultant or compensation consulting firm used to assist in the evaluation of director and executive compensation. With respect to 2013 compensation decisions, the Committee retained the services of an independent compensation consultant, Towers Watson, for investigation into and advice on compensation for executive officers. The Committee believes that having an independent evaluation of compensation is a valuable tool for the Committee, the Group and stockholders. Towers Watson is not engaged to perform any additional work for the Group. The Committee retained Towers Watson for a number of purposes, including:

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  Constructing and reviewing compensation comparisons from readily available published survey and public filings data; and

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  Performing a competitive assessment of the Group's compensation programs, practices, and levels for its directors, executive officers and other senior officers.

        The Committee made a number of compensation recommendations, including those pertaining to the executives that were based on the competitive assessments provided by and through consultation with Towers Watson. The Committee's recommendations were made, however, entirely by the Committee, using its sole discretion.

        Total compensation level for executives is based on one or more of the following factors:

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  The individual's duties and responsibilities within the Group;

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  The individual's experience and expertise;

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  The compensation levels for the individual's peers within the Group;

  •
  Compensation levels for similar positions based on a review of published compensation surveys; and

  •
  The levels of compensation necessary to recruit, retain, and motivate executives.

        In order to determine competitive compensation practices for 2013, the Committee relied, in part, on published compensation data from the following sources:

  •
  Towers Watson Data Services—2012 Top Management Database;

  •
  Towers Watson 2012 Compensation Data Bank—Energy Services Industry; and

  •
  Mercer Human Resources Consulting—2012 Executive Benchmark Database.

        The Committee also reviewed proxy data for individual companies in making compensation decisions. The individual companies are referred to in this proxy statement as the "Peer Group." The 11 companies comprising the Peer Group are generally either gas, water, or multi-utility-based organizations that are one-half to two times the annual revenue size of the Company. On September 26, 2012, the Committee approved the following companies for inclusion in the Peer Group for 2013 for determining competitive compensation levels:

American States Water Co.	Northwestern Corp.
Aqua America Inc.	SJW Corp.
Black Hills Corp.	South Jersey Industries, Inc.
CH Energy Group Inc.	Southwest Gas Corp.
Chesapeake Utilities Corp.	Star Gas Partners LP
Northwest Natural Gas Co.

        Towers Watson utilized the data from these sources (competitive data) to compile the competitive pay information comparing each officer's compensation to market levels for the executive's position.

        After consideration of the competitive data, the Committee makes decisions regarding each individual executive's target total compensation opportunities based on the Group and individual performance and the need to attract, motivate, and retain an experienced and effective management team. The Committee examined the relationship of each executive's base salary, long-term equity incentives and total compensation (base salary plus long-term equity incentives) to the competitive data from several perspectives by reviewing the following:

  •
  The competitive data without any adjustments;

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  Annual incentive or bonus valued at 50% of the median of the market competitive data;

  •
  The lower range of minus 20% from the median of the market competitive data;

  •
  Target total direct compensation reduced by 20% from the median of the market competitive data; and

  •
  Actual cash compensation reduced by 20% from the median of the market competitive data.

        In making compensation recommendations for the 2013 fiscal year for the executives, the Committee's general objective was to set total compensation within a "competitive range" for each executive's position based on the competitive data. The Committee considers the "competitive range" to mean that compensation levels are within plus or minus 20% of the median compensation levels as determined by reference to the competitive data. Actual compensation decisions for the executive officers were, however, influenced by a variety of additional factors, including considerations of each individual's experience, expertise, performance and leadership, the Group's performance, and internal equity among the executive officers. With respect to 2014 compensation planning, the Committee retained the services of Meridian Compensation Partners as the independent compensation consultant.

Other Compensation Policies

  Stock Ownership Requirements

        In 2012, the Board adopted requirements for our officers, and members of our Board to own shares of our stock to further align their interests with those of our stockholders. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, executives, and directors. Each officer and non-employee director must directly own Group stock having a market or intrinsic value (i.e., paper gain for vested, unexercised stock options), whichever is higher, equal to:

  •
  For our CEO, five times his annual base salary;

  •
  For all other officers, one and one-half times his or her annual base salary; and

  •
  For each non-employee director, five times his or her annual cash retainer (requirements do not apply to uncompensated non-employee directors).

        Individuals subject to these requirements are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, whichever is later. For officers, the Committee will review compliance with these requirements on an annual basis. The Nominating/Corporate Governance Committee will review compliance with these requirements for non-employee directors on annual basis.

  Anti-hedging and No Pledging Policy

        In 2012, the Board adopted an insider trading policy that prohibits our officers and directors from participating in put or call options transactions, hedging and pledging transactions or other inherently speculative transactions with respect to Group stock. We adopted this policy as a matter of good corporate governance, and because by prohibiting such transactions for executives, the compensatory value of equity awards on both the upside and the downside remains strong.

  Executive Compensation Recovery ("Clawback") Policy

        In 2012, the Board also adopted an executive compensation recovery, or "clawback," policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the company's financial statements. The policy allows the Company to clawback incentive-based compensation from executive officers who were actually involved in the fraud or misconduct that triggered the accounting restatement to the extent that the compensation was in excess of what would have been paid under the accounting restatement. This policy is applicable to all incentive-based compensation paid after implementation of the policy, and it covers the three-year period preceding the date on which the company is required to prepare the accounting restatement.

  Tax and 162(m) Implications

        When designing compensation policies and setting compensation levels, the Group considers the potential tax treatment of the compensation, but the primary factor influencing program design is the support of business objectives. The Committee has reviewed the Group's compensation structure in light of Section 162(m) of the Code (Section 162(m)), which limits the amount of compensation that the Group may deduct for federal income tax purposes for any year to $1,000,000 for our CEO and each of our next four highest compensated executives. There are certain exceptions to this limit, one of which is for "performance-based compensation," as defined under Section 162(m). RSAs granted by the Group do not qualify as "performance- based compensation," and thus do count against the $1,000,000 deductibility limit. In 2013, no executive officer's compensation exceeded the limitation set by Section 162(m) except for our former CEO (now retired), whose compensation was $1,094,011. Except to the extent that the former CEO's compensation exceeded $1,000,000, all compensation paid to the non-CEO executives in 2013 was intended to be tax-deductible.

        In designing our executive compensation decisions for 2014, we carefully consider the effect of Section 162(m) together with our factors relevant to our business needs. As we implement the performance-based awards into our compensation program, we will generally intend our performance-based awards to be eligible to qualify as tax-deductible to the Group, but we have the flexibility to pay the non-deductible compensation when necessary to achieve our executive compensation objectives.

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by our current President & CEO, now retired CEO, CFO, and the three most highly compensated executive officers of the Group for the fiscal year ended December 31, 2013, 2012 and 2011.

(a)	(b)	(c)	(e)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Martin A. Kropelnicki	2013	$601,305	$241,291	$93,831	$31,956	$968,383
President and CEO	2012	$501,377	$87,113	$585,694	$29,863	$1,204,047
	2011	$472,895	$77,690	$587,483	$24,486	$1,162,554
Peter C. Nelson	2013	$883,088	$334,196	$—	$132,238	$1,349,522
Chairman of the Board and	2012	$994,433	$387,109	$670,945	$43,736	$2,096,223
CEO (retired)	2011	$963,958	$339,843	$1,675,620	$25,148	$3,004,569
Thomas F. Smegal III	2013	$359,591	$82,508	$—	$24,993	$467,092
Vice-President,	2012	$307,160	$87,113	$557,134	$28,440	$979,846
Chief Financial Officer	2011	$284,598	$77,690	$811,407	$22,053	$1,195,748
and Treasurer
Francis S. Ferraro	2013	$408,826	$82,508	$—	$34,966	$526,300
Vice-President, Corporate	2012	$400,907	$87,113	$208,803	$34,022	$730,845
Development	2011	$395,722	$77,690	$658,218	$24,852	$1,156,483
Timothy D. Treloar	2013	$195,938	$33,936	$25,404	$252,956	$508,234
Vice-President, Operations
Robert R. Guzzetta	2013	$349,632	$82,508	$—	$30,990	$463,130
Vice-President, Engineering	2012	$333,699	$87,113	$493,076	$25,926	$941,023
and Water Quality	2011	$317,665	$77,690	$819,048	$22,276	$1,236,679

(1)
The executive officers were not entitled to receive payments which would be characterized as "bonus" or "non-equity incentive plan compensation" payments for the fiscal year ended December 31, 2013, 2012 and 2011.

(2)
Amounts reflect the full grant date fair value of RSAs and RSUs granted in the years shown, calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718, disregarding estimates for forfeitures. Assumptions used in the calculation of these amounts are included in footnote 12 of Group's annual report on Form 10-K filed with the SEC on February 27, 2014. The amounts reported are as follows: Mr. Kropelnicki, RSAs of $180,968 and RSUs of $60,323 with a maximum value of $120,646; Mr. Nelson, RSAs of $276,900 and RSUs of $57,296 with a maximum value of $114,592; Mr. Smegal, RSAs of $61,881 and RSUs of $20,627 with a maximum value of $41,254; Mr. Ferraro, RSAs of $61,881 and RSUs of $20,627 with a maximum value of $41,254; Mr. Treloar, RSAs of $25,452 and RSUs of $8,484 with a maximum value of $16,968; Mr. Guzzetta, RSAs of $61,881 and RSUs of $20,627 with a maximum of $41,254.

(3)
Amounts in this column reflect the actuarial increase in the present value of the executive officer's benefits under the Group's pension plan and Supplemental Executive Retirement Plan (SERP) determined using interest rate and mortality rate assumptions consistent with those used in the Group's financial statements and includes amounts which the executive officers may not currently be entitled to receive because such amounts are not vested. Earnings on the nonqualified deferred compensation plan are noted on the Nonqualified Deferred Compensation table for those officers participating in the plan. Earnings have been excluded from this table since earnings were not at above market or at preferential rates.

(4)
Amounts for 2013 consist of the negative change in present value during 2013 due to an increase in the discount rate of the plans for Mr. Peter C. Nelson, $312,989; Mr. Thomas F. Smegal III, $250,753; Mr. Francis S. Ferraro, $579,681; and Mr. Robert R. Guzzetta, $118,808. Mr. Timothy D. Treloar did not have a SERP benefit prior to 2013 and as a result there is no change in his SERP benefit. Please refer to the Pension Benefits table for additional detail.

(5)
All other compensation is comprised of 401(k) matching contributions made by the Group on behalf of the executive officer, the personal use of company-provided vehicles and insurance, and any miscellaneous reimbursed expenses that may be taxable. The value attributable to personal use of company-provided cars is included as compensation on the W-2 of each executive officer who receives such benefits. Each such officer is responsible for paying income tax on such amount. Additionally, in connection with his promotion, Mr. Timothy D. Treloar received relocation assistance of $225,000.

Grants of Plan-Based Awards

For Fiscal Year Ended 2013

        The table below sets forth certain information with respect to awards granted during the fiscal year ended December 31, 2013, to each of our executive officers and retired CEO.

					All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Options Awards ($) (l)
		Estimated Payouts Under Equity Incentive Plan Awards(1)
	Grant Date (b)
Name (a)		Threshold (#)	Target (#)	Maximum (#)
Martin A. Kropelnicki(2)(3)	3/5/2013	0	7,753	15,506	7,753	$213,156
	9/4/2013	0	1,081	2,162	1,081	$28,135
Peter C. Nelson(2)(5)	3/5/2013	0	2,779	5,558	12,504	$315,128
	11/12/2013	—	—	—	852	$19,067
Thomas F. Smegal III(2)	3/5/2013	0	3,001	6,002	3,001	$82,508
Francis S. Ferraro(2)	3/5/2013	0	3,001	6,002	3,001	$82,508
Timothy D. Treloar(4)	8/6/2013	0	1,167	2,334	1,167	$33,936
Robert R. Guzzetta(2)	3/5/2013	0	3,001	6,002	3,001	$82,508

(1)
The threshold, target, and maximum units reported are for the full RSU award.

(2)
The RSAs granted to the executive officers on March 5, 2013, pursuant to the Incentive Plan vest over three years, with one-third of the RSAs vesting on the first anniversary of the grant date and the remaining RSAs vesting in equal monthly installments thereafter. The RSUs reported reflect the grant date fair value of the 2013 portion of the award as performance goals are set for each year of the performance period.

(3)
The RSA granted to the executive officer on September 4, 2013, pursuant to the Incentive Plan vests over three years, with one-third of the RSA vesting on the first anniversary of the grant date and the remaining RSA vesting in equal monthly installments thereafter. The RSUs reported reflect the grant date fair value of the 2013 portion of the award as performance goals are set for each year of the performance period.

(4)
The RSA granted to the executive officer on August 6, 2013, pursuant to the Incentive Plan vests over three years, with one-third of the RSA vesting on the first anniversary of the grant date and the remaining RSA vesting in equal monthly installments thereafter. The RSUs reported reflect the grant date fair value of the 2013 portion of the award as performance goals are set for each year of the performance period.

(5)
The RSA granted to the Chairman of the Board and retired CEO on November 12, 2013, pursuant to the Incentive Plan vests on March 5, 2014.

Outstanding Equity Awards at Fiscal 2013 Year-End

	Option Awards				Stock Awards			Equity Incentive Plan Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Martin A. Kropelnicki(1)	5,000	—	$21.26	5/1/2016	—		—	—		—
	4,000	—	$19.06	3/6/2017	—		—	—		—
	7,500	—	$18.80	3/4/2018	—		—	—		—
	11,000	—	$19.19	3/3/2019	—		—	—		—
	—	—	—	—	260	(2)	$5,998	—		—
	—	—	—	—	1,394	(3)	$32,160	—		—
	—	—	—	—	2,726	(4)	$62,889	—		—
	—	—	—	—	7,753	(5)	$178,862	7,753	(5)	$178,862
	—	—	—	—	1,081	(7)	$24,939	1,081	(7)	$24,939
Peter C. Nelson(1)	25,000	—	$19.26	1/4/2016	—		—	—		—
	16,280	—	$19.06	3/6/2017	—		—	—		—
	26,640	—	$18.80	3/4/2018	—		—	—		—
	44,000	—	$19.19	3/3/2019	—		—	—		—
	—	—	—	—	1,086	(2)	$25,054	—		—
	—	—	—	—	6,092	(3)	$140,542	—		—
	—	—	—	—	12,111	(4)	$279,401
	—	—	—	—	12,504	(5)	$288,467	2,779	(5)	$64,112
	—	—	—	—	852	(8)	$19,656	—		—
Thomas F. Smegal III(1)	7,500	—	$18.80	3/4/2018	—		—	—		—
	11,000	—	$19.19	3/3/2019	—		—	—		—
	—	—	—	—	260	(2)	$5,998	—		—
	—	—	—	—	1,394	(3)	$32,160	—		—
	—	—	—	—	2,726	(4)	$62,889	—		—
	—	—	—	—	3,001	(5)	$69,233	3,001	(5)	$69,233
Francis S. Ferraro(1)	5,000	—	$19.26	1/4/2016	—		—	—		—
	4,000	—	$19.06	3/6/2017	—		—	—		—
	7,500	—	$18.80	3/4/2018	—		—	—		—
	11,000	—	$19.19	3/3/2019	—		—	—		—
	—	—	—	—	260	(2)	$5,998	—		—
	—	—	—	—	1,394	(3)	$32,160	—		—
	—	—	—	—	2,726	(4)	$62,889	—		—
	—	—	—	—	3,001	(5)	$69,233	3,001	(5)	$69,233
Timothy D. Treloar(1)	—	—	—	—	1,167	(6)	$26,923	1,167	(6)	$26,923
Robert R. Guzzetta(1)	5,000	—	$19.26	1/4/2016	—		—	—		—
	4,000	—	$19.06	3/6/2017	—		—	—		—
	7,500	—	$18.80	3/4/2018	—		—	—		—
	11,000	—	$19.19	3/3/2019	—		—	—		—
	—	—	—	—	260	(2)	$5,998	—		—
	—	—	—	—	1,394	(3)	$32,160	—		—
	—	—	—	—	2,726	(4)	$62,889	—		—
	—	—	—	—	3,001	(5)	$69,233	3,001	(5)	$69,233

(1)
The market value of the stock awards represents the product of the closing price for the Group's common stock on the New York Stock Exchange as of December 31, 2013, which was $23.07, and the number of shares underlying each such award.

(2)
Awards were granted on March 2, 2010 with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting ratably over 36 months.

(3)
Awards were granted on March 1, 2011, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting ratably over 36 months.

(4)
Awards were granted on March 6, 2012, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting ratably over 36 months.

(5)
Awards were granted on March 5, 2013, with 33.3% vesting on the first anniversary of the grant date and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2013, 2014, and 2015 and vest on March 5, 2016.

(6)
Awards were granted on August 6, 2013, with 33.3% vesting March 5, 2014 and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2013, 2014, and 2015 and vest on March 5, 2016.

(7)
Award was granted on September 4, 2013, with 33.3% vesting on March 5, 2014 and the remaining 66.7% vesting ratably over 24 months. RSUs are for performance periods 2013, 2014, and 2015 and vest on March 5, 2016.

(8)
Award was granted on November 12, 2013, with 100% vesting on March 5, 2014.

Option Exercises and Stock Vested

For Fiscal Year Ended 2013

	Option Awards		Stock Awards
Name of Executive Officer (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Martin A. Kropelnicki	—	—	4,377	$89,370
Peter C. Nelson	—	—	19,075	$287,247
Thomas F. Smegal III	—	—	4,377	$89,370
Francis S. Ferraro	—	—	4,377	$89,370
Timothy D. Treloar	—	—	—	—
Robert R. Guzzetta	—	—	4,377	$89,370

Pension Benefits

For Fiscal Year Ended 2013

        The table below shows the present value of accumulated benefits payable to each of the executives, including the number of years of service credited to each executive officer under the California Water Service Pension Plan and the Supplemental Executive Retirement Plan, each of which is described elsewhere in this Proxy Statement.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2) (d)
Martin A. Kropelnicki	California Water Service Pension Plan	7.80	$362,959
President and CEO	Supplemental Executive Retirement Plan	7.80	$1,554,735
Peter C. Nelson	California Water Service Pension Plan	17.58	$1,165,768
Chairman of the Board and CEO	Supplemental Executive Retirement Plan	15.00	$10,217,412
(retired)
Thomas F. Smegal III	California Water Service Pension Plan	16.67	$601,987
Vice-President, Chief Financial	Supplemental Executive Retirement Plan	15.00	$1,516,027
Officer and Treasurer
Francis S. Ferraro	California Water Service Pension Plan	24.42	$1,414,909
Vice-President, Corporate Development	Supplemental Executive Retirement Plan	15.00	$2,819,091
Timothy D. Treloar	California Water Service Pension Plan	19.99	$803,744
Vice-President, Operations	Supplemental Executive Retirement Plan	15.00	$941,559
Robert R. Guzzetta	California Water Service Pension Plan	35.00	$2,383,311
Vice-President, Engineering and Water	Supplemental Executive Retirement Plan	15.00	$1,508,482
Quality

(1)
Assumptions used in the calculation of the present value are included in footnote 11 of Group's annual report on Form 10-K filed with the SEC on February 27, 2014.

(2)
Includes amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested.

        The benefits under the SERP are obtained by applying the benefit provisions of the California Water Service Pension Plan (Pension Plan), a tax-qualified plan, to all compensation included under the Pension Plan, without regard to these limits, reduced by benefits actually accrued under the Pension Plan. Under the SERP, all eligible officers are fully vested after 15 years of service and at age 60. SERP participants are eligible for early retirement starting at age 55 and would receive a reduced benefit ranging from 74% to 95% of their monthly SERP benefit upon early retirement between the ages of 55 and 60. Under the Pension Plan, all eligible employees, including officers, are fully vested after 35 years of service. The SERP is structured such that benefits are paid to executives on a "pay as you go" basis. None of the executives received any payments under the Pension Plan or SERP during 2013.

        The combined maximum benefit payout under the SERP and Pension Plan achievable by an officer is 60% of the average, eligible compensation (box 1 of the Form W-2 Wage and Tax Statement) paid over the previous 36 months prior to retirement.

 Nonqualified Deferred Compensation

For Fiscal Year Ended 2013

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FY ($)(2) (f)
Martin A. Kropelnicki	$46,000	$23,603	$—	$132,243
Peter C. Nelson	$—	$—	$—	$—
Thomas F. Smegal III	$—	$—	$—	$—
Francis S. Ferraro	$—	$340,830	$—	$1,632,496
Timothy D. Treloar	$40,000	$64,498	$—	$324,524
Robert R. Guzzetta	$—	$—	$—	$—

(1)
All of the amounts reported under "Executive Contributions in Last FY" are included in the Summary Compensation Table for 2013. None of the amounts reported under "Aggregate Earnings in Last FY" are included in the Summary Compensation Table for 2013.

(2)
The amounts reported under "Aggregate Balance at Last FY" that are included in the Summary Compensation Table in years prior to 2013 are as follows: Mr. Kropelnicki, $65,400; Mr. Ferraro, $702,000; and Mr. Treloar, $176,000.

        The Deferred Compensation Plan provides specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of the Group. The Deferred Compensation Plan permits the Group's executives and eligible managers to defer up to 50% of their base salary. The Group does not make any contributions to the Deferred Compensation Plan. The Deferred Compensation Plan's investment options are similar, but not identical, to the Group's tax-qualified 401(k) plan and are funded by a Rabbi trust created for the funding of such benefits. Benefits under the Deferred Compensation Plan are payable by the Group upon separation from service with the Group either in lump sum at separation, in monthly installments over five years following separation or in lump sum or installments commencing five years following separation.

Potential Payments Upon Termination or Change in Control

        The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment, or a change in control and termination of employment had occurred on December 31, 2013, given the executive's compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the executives would also be entitled to the benefits described in the table of Pension Benefits for Fiscal Year 2013 above and the amount shown in the column labeled "Aggregate Balance at Last FY" of the table of Nonqualified Deferred Compensation for Fiscal Year 2013 above.

        On December 16, 1998, the Group adopted the Executive Severance Plan. The Executive Severance Plan provides that if within 24 months following a change in control of the Group, the executive officer's employment is terminated by the Group for any reason other than good cause or by the executive for good reason, the Group will make a cash payment to the executive officer an amount equal to three times such executive officer's base salary on the date of the change in control or on the date that the officer's employment terminates, whichever is greater. The payments would be paid in three equal annual installments commencing on the first of the month following the month in which the officer's employment terminated and payable thereafter on the anniversary of the initial payment date.

        Each officer's entitlement to the severance payment is conditioned upon execution of a release agreement. Additionally, the executive officer forfeits the right to receive the severance payment if he or she violates the non-solicitation and confidentiality provisions of the Executive Severance Plan.

        For purposes of the Executive Severance Plan, the term "change in control" means the occurrence of (i) any merger or consolidation of the Group in which the Group is not the surviving organization, a majority of the capital stock of which is not owned by the stockholders of the Group immediately prior to such merger or consolidation; (ii) a transfer of all or substantially all of the assets of the Group; (iii) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Group wherein thirty percent (30%) or more of the outstanding shares of the Group are transferred to any person; (iv) the acquisition by or transfer to a person (including all affiliates or associates of such person) of beneficial ownership of capital stock of the Group if after such acquisition or transfer such person (and their affiliates or associates) is entitled to exercise thirty percent (30%) or more of the outstanding voting power of all capital stock of the Group entitled to vote in elections of directors; or (v) the election to the Board of Directors of the Group of candidates who were not recommended for election by the Board of Directors of the Group in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.

        For purposes of the Executive Severance Plan, "good cause" will be deemed to exist if (i) the applicable officer engages in acts or omissions that result in substantial harm to the business or property of the Group and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing; or (ii) the applicable officer is convicted of a criminal violation involving fraud or dishonesty.

        For purposes of the Executive Severance Plan, "good reason" will be deemed to exist if, without the applicable officer's consent, (i) there is a significant change in the nature or the scope of the applicable officer's authority or in his or her overall working environment; (ii) the applicable officer is assigned duties materially inconsistent with his or her present duties, responsibilities and status; (iii) there is a reduction in the applicable officer's rate of base salary or bonus; or (iv) the Group changes by 100 miles or more the principal location in which the applicable officer is required to perform services.

        Had a change in control occurred during fiscal 2013 and had their employment been terminated on December 31, 2013, either without good cause or by the executive for good reason, the executives would have been eligible to receive the payments set forth below.

        In addition to the Executive Severance Plan, each executive is covered by the Group's general severance policy. Under the severance policy, each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week's pay after completing two years of service or two weeks' pay after completing five or more years of service, provided at least two weeks' notice is given. In addition, all executive officers are entitled to a payout of six weeks of vacation time upon any termination of employment, which may be paid either in lump sum at termination or in installments over six weeks. In the absence of a change in control, had their employment been terminated on December 31, 2013, without cause, the executives would have been eligible to receive the payments set forth below.

Potential Payments Upon Termination or Change in Control

Name	Change in Control and Termination of Employment Severance Amount ($)	Termination of Employment without a Change in Control Severance Amount ($)
Martin A. Kropelnicki	$1,920,000	$98,462
Peter C. Nelson	Retired	Retired
Thomas F. Smegal III	$1,080,000	$55,385
Francis S. Ferraro	$1,227,000	$62,923
Timothy D. Treloar	$609,459	$31,254
Robert R. Guzzetta	$1,050,000	$53,846

        Please refer to the table of Outstanding Equity Awards at Fiscal Year-Ended 2013 above for more information regarding these awards.

Director Compensation

For Fiscal Year Ended 2013

        The Group's non-employee directors receive cash retainers, meeting fees and equity awards for their service. The Nominating/Corporate Governance Committee is responsible for non-employee director compensation and makes recommendations to the Board. For 2013, the Nominating/Corporate Governance retained the services of Towers Watson for determining non-employee director compensation.

        In 2013, non-employee directors received a $35,000 annual Board retainer. The lead director received an additional $12,000 retainer. The Audit Committee chair received an additional $12,000 retainer, and the Finance and Risk Management Committee chair received an additional $5,000 retainer. The chairs of the Nominating/Corporate Governance Committee and Organization and Compensation Committee received an additional $5,000 retainer, respectively. In addition, each Board member received $2,300 for each Board meeting attended and $1,800 for each committee meeting attended. Further, each committee chair received an additional fee of $3,600 for each committee meeting chaired.

        The non-executive chairman received a Chairman retainer of $30,000 and Board retainer of $35,000, both to be pro-rated for 2013. Mr. Nelson also received a special chair retainer of $50,000 for his services in connection with the new CEO transition. Mr. Nelson, who retired as CEO effective September 1, 2013, remained as a non-executive chairman and as a member of the Board following his retirement. Effective September 1, 2013, the Chairman received $4,600 for each Board meeting attended and $1,800 for each committee meeting attended. He also received an equity grant of restricted stock valued at $55,000, equal to that of the other non-employee directors, to be pro-rated for 2013.

        In 2013, each non-employee director received grants of restricted stock valued at $55,000. The grants were made on March 5, 2013 and were fully vested on the first anniversary of the grant date.

        In November of 2013, after performing its annual compensation review, the Nominating/Corporate Governance Committee approved increases to the foregoing amounts, effective January 1, 2014, as follows: non-employee directors will receive a $45,000 annual Board retainer. The Finance and Risk Management Committee chair, Organization and Compensation Committee chair, and Nominating/Corporate Governance Committee chair retainers remain unchanged at $5,000, and the value of the annual restricted stock award to the non-employee directors will remain at $55,000. The Audit Committee chair's retainer will also remain at $12,000. In addition, Board and committee meeting fees for the chairman and other non-employee directors will remain unchanged for 2014. The Chairman will receive a Board retainer of $45,000 and a Chairman retainer of $80,000 for 2014. The lead director will receive a $15,000 retainer due to continued increased responsibilities, including stockholder engagement. The Board of Directors requires non-employee directors to maintain a certain amount of stock ownership consistent with our stock ownership requirements. Pursuant to the Group's Corporate Governance Guidelines, available on the Group's website at http://www.calwatergroup.com, beneficial ownership of an aggregate amount of shares having a value of five times the amount of the annual director retainer is required. Non-employee directors are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, whichever is later. The Nominating/Corporate Governance Committee will review compliance with these requirements for non-employee directors on an annual basis.

        Directors may elect to defer cash compensation payable to them under the Group's deferred compensation plan in the same manner as applicable to the Group's executive officers as described above.

        In addition, the Group maintains a Director Retirement Plan for the benefit of its non-employee directors. In December 2005, this plan was closed to new participants; however, each of the non-employee directors listed in the table below (except for Ms. Bayer, Mr. Guiles, Mr. Snow and Dr. Krummel) were, at that time, participants in the plan and thus continues to accrue benefits thereunder. Under the Director Retirement Plan, a director who participates in the plan and retires after serving on the Board for a total of five or more years will receive a retirement benefit equivalent to $22,000 per year. This benefit will be paid for the number of years the director served on the Board, up to 10 years. Except for former directors Douglas M. Brown and Robert W. Foy, no amounts were paid to directors under this program in 2013.

Non-Employee Director Compensation

Name (1)(2) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(3)(4) (c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5) (f)	Total ($) (h)
Peter C. Nelson	$94,467	$19,068	$—	$113,534
Chairman
Richard P. Magnuson	$90,300	$56,726	$—	$147,026
Lead Director
Terry P. Bayer
Edwin A. Guiles	$81,517	$56,726	$—	$138,243
Bonnie G. Hill	$78,700	$56,726	$8,549	$143,975
Thomas M. Krummel, M.D.	$66,500	$56,726	$—	$123,226
Linda R. Meier	$77,300	$56,726	$—	$134,026
Lester A. Snow	$64,700	$56,726	$—	$121,426
George A. Vera	$94,700	$56,726	$—	$151,426

(1)
Mr. Nelson retired as CEO effective September 1, 2013 and remained as non-executive chairman and as a member of the Board. Upon his retirement, Mr. Nelson received chairman and other non-employee director compensation pro-rated for 2013.

(2)
Mr. Nelson's retainer consists of $30,000 (pro-rated for 2013) for his role as Chairman of the Board and $50,000 as a retainer for his assistance with the transition of the new CEO.

(3)
Amounts reflect the full grant date fair value of each restricted stock award granted in 2013 to the non-employee directors, calculated in accordance with FASB ASC Topic 718, disregarding estimates for forfeitures. Assumptions used in the calculation of these amounts are included in footnote 12 of Group's annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014.

(4)
At the end of 2013, the aggregate number of RSAs held by each current non-employee director was as follows: Mr. Peter C. Nelson, 89,856; Mr. Edwin A. Guiles, 15,930; Ms. Bonnie G. Hill, 13,480; Dr. Thomas M. Krummel, 10,020; Mr. Richard P. Magnuson, 18,480; Ms. Linda R. Meier, 18,480; Lester A. Snow, 8,150; and Mr. George A. Vera, 18,480. Ms. Bayer was elected effective March 1, 2014.

(5)
Amounts in this column represent the actuarial increase in the present value of the director benefits under the Group's Director Retirement Plan. In December 2005, this plan was closed to new participants; however, any director active in 2005 will continue to accrue benefits. Amounts for 2013 consist of the negative change in present value during 2013 due to an increase in the discount rate of the plan for Mr. Richard P. Magnuson, $16,955; Ms. Linda R. Meier, $5,132; and Mr. George A. Vera, $11,932.

 REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

        The Organization and Compensation Committee of the Group's Board of Directors has submitted the following report for inclusion in this Proxy Statement:

        The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Group's annual report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

        The foregoing report is provided by the following directors, who constitute the Organization and Compensation Committee:

                      ORGANIZATION AND COMPENSATION COMMITTEE

                      Thomas M. Krummel, M.D., Committee Chair
                      Edwin A. Guiles
                      Bonnie G. Hill
                      Linda R. Meier

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        No member of the Organization and Compensation Committee was an officer or employee of the Group or any of its subsidiaries during 2013, nor was any such member previously an officer of the Group or any of its subsidiaries. No member of the Organization and Compensation Committee had any material interest in a transaction of the Group or a business relationship with, or any indebtedness to the Group, in each case that would require disclosure under "Procedures for Approval of Related Persons Transactions" included elsewhere in this Proxy Statement.

        None of the officers of the Group have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Organization and Compensation Committee of the Group.

PROCEDURES FOR APPROVAL OF RELATED PERSONS TRANSACTIONS

        Transactions involving related persons are reviewed on a case-by-case basis and approved as appropriate. The Board's Nominating/Corporate Governance Committee is responsible for review, approval, or ratification of "related-person transactions" involving the Group or its subsidiaries and related persons. Under rules of the Securities and Exchange Commission, a related person is a director, officer, nominee for director, or a greater than 5% stockholder of the Group since the beginning of the previous fiscal year. Related party transactions are brought to the attention of management and the Board in a number of ways. Each of our directors and officers is instructed and periodically reminded to inform the Corporate Secretary of any potential related party transactions. In addition, each director and officer completes a questionnaire on an annual basis designed to elicit information about any potential related party transactions.

        Since the beginning of 2013, there were no related-party transactions under the relevant standards.

 PROPOSAL NO. 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Group is asking stockholders to vote on an advisory resolution to approve the Group's executive compensation programs as reported in this Proxy Statement in accordance with Section 14A of the Securities Exchange Act of 1934. The Board has adopted a policy providing for an annual advisory vote to approve executive compensation. Stockholders previously indicated their preference that the advisory vote on named executive officer compensation occur once every year.

        At last year's Annual Meeting, 93% of the votes cast were "for" the 2012 compensation of our named executive officers as compared with 62% for the 2011 compensation. We believe that our executive compensation program is now strongly aligned with the long-term interests of our stockholders as well as customers. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Board and the Organization and Compensation Committee considered the results of these "Say-on-Pay" votes and modified our executive compensation program for 2013.

        The Group's goal for its executive compensation programs is to attract, motivate and retain talented executives who will provide leadership for the Group. The Group seeks to accomplish this goal in a way that rewards performance and is aligned with the long-term interests of customers and stockholders. The Group believes that its executive compensation programs achieve this goal.

        The "Compensation Discussion and Analysis" section of this Proxy Statement describes the Group's executive compensation programs and the decisions made by the Organization and Compensation Committee for 2013 in more detail. Highlights of the programs include the following:

  •
  Performance-based Equity Compensation;

  •
  No Employment Agreements;

  •
  No Single Trigger Change in Control Benefits;

  •
  No Annual Bonuses;

  •
  No Tax Gross-Ups on Perquisites;

  •
  Limited Perquisites;

  •
  Director and Officer Stock Ownership Requirements;

  •
  Clawback Policy; and

  •
  Anti-hedging and Anti-pledging Policies.

        For 2013, 50% of long-term equity awards granted to our executives are in the form of RSUs subject to performance-based vesting criteria and 50% are in the form of time-based RSAs. The performance-based RSUs provide for a three-year performance period and provide for vesting based solely upon the achievement of objective performance criteria. The performance criteria are tied to the following performance metrics: return on assets, plant additions, customer service, safety (new for 2014), and water quality.

        Further, beginning in 2014, we have introduced annual cash incentive bonuses for officers as part of the Group's 2014 executive compensation program. The Committee believes that our executive compensation program will provide a good mix of short-term and long-term compensation that supports the business strategies and creates long-term stockholder value.

        The Group is asking stockholders to support the named executive officer compensation as described in this Proxy Statement. The Organization and Compensation Committee and the Board believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving the Group's goals and that the compensation of the Group's named executive officers reported in this Proxy Statement has supported and contributed to the Group's success. Accordingly, the Group asks stockholders to vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the stockholders of California Water Service Group approve, on an advisory basis, the compensation paid to California Water Service Group's named executive officers, as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion."

        This advisory resolution, commonly referred to as a "Say-on-Pay" resolution, is not binding upon the Group, the Organization and Compensation Committee or the Board. However, the Board and the Organization and Compensation Committee, which is responsible for designing and administering the Group's executive compensation programs, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. After consideration of the vote of stockholders at the 2011 Annual Meeting of Stockholders and other factors, the Board decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. Unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve the 2014 executive compensation will be held at the 2015 Annual Meeting.

Vote Required

        Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board

        Our Board of Directors unanimously recommends that you vote "FOR" this proposal.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Group's financial reporting process on behalf of the Board of Directors. The Audit Committee's purpose and responsibilities are set forth in the Audit Committee Charter. The current charter is available on the Group's website at http://www.calwatergroup.com. The Audit Committee consists of four members, each of whom meets the New York Stock Exchange standards for independence and the Sarbanes-Oxley Act independence standards for audit committee membership, and has at least one member meeting the requirements of an audit committee financial expert. During 2013, the Audit Committee met five times.

        The Group's management has primary responsibility for preparing the Group's financial statements and the overall reporting process, including the Group's system of internal controls. Deloitte & Touche LLP, the Group's independent registered public accounting firm, audited the financial statements prepared by the Group and expressed their opinion that the financial statements fairly present the Group's financial position, results of operations and cash flows in conformity with generally accepted accounting principles. Deloitte & Touche LLP also expressed their opinion that the Group maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013.

        In connection with the December 31, 2013 financial statements, the Audit Committee:

          (1)   Reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;

          (2)   Discussed with Deloitte & Touche LLP the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board;

          (3)   Received from Deloitte & Touche LLP the written disclosures and the letter required by applicable rules of the Public Company Accounting Oversight Board regarding the firm's communications with the Audit Committee concerning independence, and also discussed with Deloitte & Touche LLP the firm's independence, and considered whether the firm's provision of non-audit services and the fees and costs billed for those services are compatible with Deloitte & Touche LLP's independence; and

          (4)   Met privately with Deloitte & Touche LLP and the Group's internal auditor, each of whom has unrestricted access to the Audit Committee, without management present, and discussed their evaluations of the Group's internal controls and overall quality of the Group's financial reporting and accounting principles used in preparation of financial statements. The Committee also met privately with the Group's CEO, President & COO (now the President & CEO), the CFO and the Controller to discuss the same issues.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K to be filed with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      George A. Vera, Committee Chair
                      Edwin A. Guiles
                      Richard P. Magnuson
                      Linda R. Meier

 RELATIONSHIP WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Deloitte & Touche LLP to serve as the Group's independent registered public accounting firm for the year ending December 31, 2014. The Committee's selection of Deloitte & Touche LLP as independent registered public accounting firm is being submitted for ratification by vote of the stockholders at this Annual Meeting.

        The following fees relate to services provided by Deloitte & Touche LLP, the Group's independent registered public accounting firm for fiscal years 2012 and 2013.

Category of Services	2012	2013
Audit Fees(1)	$1,122,000	$1,405,189
Audit-Related Fees(2)	$23,416	$0
Tax Fees(3)	$92,248	$0
Subtotal	$1,237,644	$1,405,189
All Other Fees(4)	$24,000	$0

(1)
The audit services included audits of the Group's annual financial statements for the years ended December 31, 2012 and 2013, and quarterly reviews of the Group's interim financial statements. Included also are fees related to the audit of the effectiveness of internal control over financial reporting.

(2)
Services include assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Group's financial statements and are not reported under "Audit Fees."

(3)
Services include tax compliance, tax advice, and tax planning.

(4)
Services include other services (and products) provided by the independent registered public accounting firm, other than the services reported above in this table.

        Fees reported in the above table are those billed or expected to be billed for audit services related to that fiscal year and for other services rendered during that fiscal year.

        All audit and non-audit services provided by the independent registered public accounting firm are subject to preapproval by the Audit Committee, as described in the Audit Committee Charter, which is available on the Group's website at http://www.calwatergroup.com.

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

        Stockholders will vote on the ratification of the selection of Deloitte & Touche LLP, independent registered public accounting firm, to audit the Group's books, records and accounts for the year ending December 31, 2014. Following the recommendation of the Audit Committee, the Board recommends a vote FOR the adoption of this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to answer questions and will have an opportunity to make a statement if they desire to do so. If the stockholders do not ratify this appointment, the Audit Committee will reconsider the selection of the independent registered public accounting firm.

Vote Required

        Ratification of the selection of the independent registered public accounting firm for 2014 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board

        Our Board of Directors unanimously recommends that you vote "FOR" this proposal.

PROPOSAL NO. 4—APPROVAL OF THE GROUP'S AMENDED AND RESTATED
EQUITY INCENTIVE PLAN

General

        On November 20, 2013, the Board approved the Group's Amended and Restated Equity Incentive Plan, referred to as the Amended Plan, subject to stockholder approval. The Board is asking that stockholders approve the Amended Plan. The Group's Equity Incentive Plan, referred to as the Existing Plan, was originally approved by stockholders in 2005 with a ten-year term and is currently scheduled to terminate in 2015. The Board is now asking its stockholders to approve an amendment and restatement of the Existing Plan, which among other things will extend the term of the Amended Plan and allow for the grant of certain types of awards to be designed in a manner intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (Code). Currently, under the Existing Plan, only stock appreciation rights and option awards may be granted in a manner intended to qualify as performance-based compensation under Section 162(m) of the Code.

        Stockholders are not being asked to approve an increase in the number of shares available under the Existing Plan.    Approval of the Amended Plan is solely being sought to extend the term of the Amended Plan and allow for the grant of awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

        As of March 25, 2014, there were 894,260 shares available for grant under the Existing Plan, which will not change whether or not stockholders approve the Amended Plan. On March 25, 2014, the last reported price of the Group's common stock on the New York Stock Exchange was $24.14.

        The Amended Plan has been structured in a manner such that awards granted under it can satisfy the requirements of "performance-based compensation" within the meaning of Section 162(m) of the Code. However, there can be no guarantee that amounts payable under the Amended Plan will be treated as qualified "performance-based compensation" under Section 162(m) of the Code. In general, under Section 162(m) of the Code, in order for the Group to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Group's CEO or any of the Group's three other most highly compensated executive officers (other than the CFO), such compensation must qualify as "performance-based." One of the requirements of "performance-based compensation" for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to, and approved by, the Group's stockholders every five years. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the Amended Plan, each of these aspects is discussed below, and stockholder approval of the Amended Plan will be deemed to constitute approval of each of these aspects of the Amended Plan for purposes of the approval requirements of Section 162(m).

        The Board is asking that stockholders approve the material terms of the performance goals under the Amended Plan for purposes of compliance with Section 162(m) of the Code.

        The following is a summary of the principal terms of the Amended Plan, as proposed. The full text of the Amended Plan is attached hereto as Exhibit A to this Proxy Statement. Because this is a summary, it may not contain all the information that may be considered important. Therefore, the Board encourages stockholders to read the full text of the Amended Plan.

Description of the Amended Plan

        The Amended Plan has a number of special terms and limitations, including:

  •
  the exercise price for stock options and stock appreciation rights granted under the Amended Plan must equal or exceed the underlying stock's fair market value, based on the closing price per share of the Group's common stock, at the time the stock option or stock appreciation right is granted;

  •
  the Amended Plan expressly states that stock options and stock appreciation rights granted under the plan may not be "repriced" without stockholder approval;

  •
  2,000,000 shares are proposed to be available for issuance under the Amended Plan;

  •
  dividends or dividend equivalent rights that relate to awards subject to performance-based vesting will be subject to the same performance criteria as the underlying award; and

  •
  stockholder approval is required for certain types of amendments to the Amended Plan.

Stock Subject to the Amended Plan

        The aggregate number of common stock that can be issued under the Amended Plan may not exceed 2,000,000. The Amended Plan provides that the following shares will again be available for issuance under the Amended Plan:

  •
  stock awards that expire or otherwise terminate, in whole or in part, without having been exercised in full;

  •
  shares issued pursuant to an award that is forfeited to or repurchased by the Group, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then such shares not issued, forfeited or repurchased by the Group;

  •
  shares subject to an award that are not delivered because such shares are withheld for the payment of taxes or the award is exercised through a reduction of shares subject to the award; and

  •
  shares tendered to cover the exercise price of an award.

        The aggregate number of shares that may be issued pursuant to the exercise of incentive stock options granted under the Amended Plan may not exceed 200,000 shares of common stock. In addition, no employee will be eligible to be granted stock awards covering more than 100,000 shares during any calendar year.

        Notwithstanding the foregoing, if there is any change in the stock subject to the Amended Plan or subject to any award granted under the Amended Plan, without the receipt of consideration by the Group (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Amended Plan and awards outstanding under the plan will be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an individual during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding stock awards.

Eligibility

        All of our employees and non-employee directors are eligible to receive awards under the Amended Plan. Approximately 1,125 employees and nine non-employee directors will be eligible to participate in the Amended Plan. Non-employee directors are not eligible to receive incentive stock options.

Administration

        The Amended Plan is administered by the Board of Directors of the Group. The Board has the power to construe and interpret the plan and, subject to the provisions of the plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of the award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The Board is authorized to delegate administration of the Amended Plan to a committee composed of one or more of its members. The Board also is authorized to delegate to one or more officers of the Group the authority to designate employees of the Group or its affiliates to whom stock awards will be granted (other than themselves), and to determine the number of shares to be subject to that award. The Board has delegated administration of the Amended Plan to the Organization and Compensation Committee of the Board.

Awards

        The Amended Plan authorizes the grant and issuance of the following types of awards: stock options, stock appreciation rights, restricted stock purchase awards, restricted stock, restricted stock units and other stock awards.

  Stock Option Awards

        The following is a description of the permissible terms of options under the Amended Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below:

        Exercise Price; Payment:    The exercise price of options under the Amended Plan may not be less than 100% (110%, in the case of incentive stock options granted to employees deemed to own more than 10% of the outstanding voting power of the Group) of the fair market value of the common stock subject to the option on the date of the option grant.

        The exercise price of options granted under the Amended Plan must be paid either in cash at the time the option is exercised or, unless otherwise determined by the Board, (i) by delivery of other shares of the Group's common stock, (ii) by a "net exercise" of the option, by which shares subject to exercise are withheld as payment for the exercise price, (iii) pursuant to a "cashless" exercise procedure under which the Group receives either cash or a check, or irrevocable instructions to pay from the proceeds of the sale of the option stock, the aggregate exercise price of the option, prior to the Group issuing the stock to the option holder or (iv) in any other form of legal consideration acceptable to the Board.

        Exercise/Vesting:    Options granted under the Amended Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Such vesting typically is time-based or performance-based. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Amended Plan may permit exercise before vesting, but in that event the option holder may be required to enter into an early exercise stock purchase agreement that allows the Group to repurchase shares not yet vested at their exercise price should the option holder's employment or relationship as a director of the Group or its affiliates terminate before vesting. Shares subject to repurchase by the Group under an early exercise stock purchase agreement may be subject to any restrictions on transfer that the Board deems appropriate.

        Term:    The maximum term of stock options under the Amended Plan is generally 10 years. Options under the Amended Plan generally terminate 30 days after termination of the option holder's employment or relationship as a director of the Group or its affiliates, unless (i) such termination is due to the option holder's death or permanent and total disability (as defined in the Code), or an immediate pension is payable to the option holder by the Group or any affiliate after such termination, in which case the option will terminate five years after such termination; or (ii) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or other relationship.

        No Repricing:    Other than as required by the adjustment provisions in the Amended Plan, at any time when the exercise price of an option is above the fair market value of the underlying share of common stock, the Board cannot, without stockholder approval, reduce the exercise price of such option and cannot exchange such option for a new award with a lower exercise price or for cash.

  Stock Appreciation Rights

        Stock Appreciation Rights (SARs) granted under the Amended Plan will be granted pursuant to a SAR Agreement which will be in such form and will contain such terms and conditions, including vesting terms and strike price, as the Board deems appropriate. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of a SAR will be specified in the award agreement and is subject to the same limitations as the exercise price of a stock option. This amount is payable only in common stock, and neither the Group or any affiliate can enter into an agreement providing for the purchase of such common stock. In the event that a participant's service is terminated, such participant may exercise his or her SARs, but only to the extent then vested, within such period of time ending on the earlier of (a) the date thirty days following termination, or (b) the expiration of the terms of the SAR (which cannot exceed ten years from the date of grant). Similar to the restrictions on options, at any time when the strike price of a SAR is above the fair market value of the underlying share of common stock, the Board cannot, without stockholder approval, reduce the strike price of such SAR and cannot exchange such SAR for a new award with a lower strike price or for cash.

  Restricted Stock Awards

        Restricted stock awards (RSAs) granted under the Amended Plan may be either in the form of a restricted stock purchase right, giving the participant a right to immediately purchase shares of common stock of the Group, or in the form of a "restricted stock award," which is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Board. The purchase price (if any) will be determined by the Board and may be less than the current fair market value of the common stock but not less than the par value of the stock. RSAs may be subject to vesting conditions based upon such time-based or performance-based requirements specified by the Board, and the shares acquired may not be transferred by the participant until vested. If RSA recipient's employment or relationship as a director of the Group or its affiliates terminates, the Group may reacquire all of the shares of common stock issued to the recipient pursuant to a restricted stock award that have not vested as of the date of such termination. Participants holding restricted stock will be permitted to vote the shares and receive any dividends paid in cash.

        The criteria upon which restricted stock is granted, issued, retained and/or vested may be based on "qualifying performance criteria," as described below, or other standards of financial performance and/or personal performance evaluations. Notwithstanding the foregoing, for any restricted stock that is intended by the Board to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, the performance criteria will be a measure based on one or more "qualifying performance criteria."

  Restricted Stock Unit Awards

        A restricted stock unit (RSU) will be denominated in units equivalent to a number of shares of common stock and will represent a promise to pay the value of such units upon vesting, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Board. RSUs may be payable in any legal form permitted by the Board in its discretion. RSUs will be granted subject to vesting conditions as determined by the Board, which may be time-based or performance-based. Participants have no voting rights or rights to receive cash dividends with respect to RSUs unless and until shares of common stock are issued in settlement of such awards. However, the Board may grant RSUs that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares of common stock whose value is equal to any cash dividends paid by the Group on its common stock. If a RSU recipient's employment or relationship as a director of the Group or its affiliates terminates, any unvested portion of the RSU is forfeited upon the recipient's termination of service.

        The criteria upon which a RSU is granted, issued, retained and/or vested may be based on "qualifying performance criteria," as described below, or other standards of financial performance and/or personal performance evaluations. Notwithstanding the foregoing, for any RSU that is intended by the Board to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, the performance criteria will be a measure based on one or more "qualifying performance criteria."

        In general, dividend or dividend equivalents that relate to a restricted stock purchase award, restricted stock award or restricted stock unit subject to performance-based vesting criteria will be subject to the same performance criteria as the underlying stock award.

  Other Stock Awards

        In addition to the awards listed above, the Board may grant other forms of stock awards valued in whole or in part by reference to, or otherwise based on, common stock, either alone or in addition to the awards listed above.

Qualifying Performance Criteria and Section 162(m) Limits

        The performance criteria for any award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Board in the award:

  •
  net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization)

  •
  income, net income or operating income

  •
  revenues

  •
  net sales

  •
  return on sales

  •
  return on equity

  •
  return on capital (including return on total capital or return on invested capital)

  •
  return on assets or net assets

  •
  earnings per share

  •
  economic value added measurements, including BVA

  •
  return on invested capital

  •
  return on operating revenue

  •
  cash flow (before or after dividends)

  •
  stock price

  •
  total stockholder return

  •
  market capitalization

  •
  economic value added

  •
  debt leverage (debt to capital)

  •
  operating profit or net operating profit

  •
  operating margin or profit margin

  •
  cash from operations

  •
  market share

  •
  product development or release schedules

  •
  new product innovation

  •
  cost reductions

  •
  improvement in safety records

  •
  customer service

  •
  customer satisfaction

        To the extent consistent with Section 162(m) of the Code, the Board may appropriately adjust any evaluation of performance under a qualifying performance criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements or notes to the financial statements. The Board may also appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period:

  •
  asset write-downs

  •
  litigation, claims, judgments or settlements

  •
  the effect of changes in tax law or other such laws or provisions affecting reported results

  •
  accruals of any amounts for payment under the Amended Plan or any other compensation arrangement maintained by the Group

        With respect to any award that is intended to satisfy the conditions for "performance-based compensation" under Section 162(m) of the Code, the award will not be paid until the Board first certifies that the qualifying performance criteria has been met.

Acceleration

        An award granted under the Amended Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the Amended Plan) as may be provided in an award agreement, or any other written agreement. If there is no such agreement governing the treatment of award granted under the Amended Plan, then there will be no such acceleration.

        In addition, the Board maintains the power to accelerate the time at which an award granted under the Amended Plan may first be exercised or will vest.

Effect of Certain Corporate Events

        In the event of a dissolution or liquidation of the Group, then all outstanding stock awards (other than awards consisting of vested common stock not subject to the Group's right of repurchase) under the Amended Plan will terminate if not exercised (if applicable) before such event. In the event of a specified type of merger or other corporate reorganization, any surviving corporation may either assume stock awards outstanding under the Amended Plan or substitute similar stock awards for those outstanding under the Amended Plan and such outstanding stock awards will continue in full force and effect. If any surviving corporation declines to assume or continue awards outstanding under the Amended Plan, or to substitute similar awards, then (i) with respect to stock awards held by participants whose employment or relationship as a director of the Group or its affiliates has not terminated , the vesting of those stock awards (and, if applicable, the time at which those awards may be exercised) will be accelerated, and those awards will terminate if not exercised (if applicable) at or before such event, and (ii) with respect to any other stock awards, the vesting and exercisability (if applicable) of those awards will not accelerate (unless otherwise provided in the award agreement), and those awards will terminate if not exercised (if applicable) before such event. The acceleration of a stock award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Group which may otherwise be beneficial to stockholders. Any acceleration of performance-based awards will take into account the actual performance of the Group through the date of any corporate transaction.

Payment of Withholding Taxes

        To the extent provided for in an award agreement, the Company may in its discretion, satisfy any federal, state or local tax withholding obligation relating to an award under the Amended Plan by any of the following means, which are in addition to the Company's right to withhold from the participant's compensation from the Company or by a combination of such means: (i) causing the participant to tender a cash payment; (ii) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award; or (iii) by such other method as may be set forth in the award agreement.

Transferability of Awards

        The terms governing the transferability of award granted under the Amended Plan will be set forth in an award agreement. Notwithstanding the foregoing, incentive stock options and, to the extent not provided for otherwise in an award agreement, nonstatutory stock options are not transferable except by will or by the laws of descent and distribution.

Amendments and Termination

        The Board may amend the Amended Plan at any time or from time to time. However, no amendment will be effective unless approved by the Group's stockholders, to the extent stockholder approval is necessary in order for the Amended Plan to satisfy the requirements of the tax laws, securities laws, or the New York Stock Exchange's listing requirements, as applicable. The Board may submit any other amendment to the Amended Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

        The Board may terminate the Amended Plan at any time or suspend the Amended Plan from time to time, without stockholder approval. Unless sooner terminated, the Amended Plan will automatically terminate on November 20, 2023.

U.S. Federal Income Tax Consequences

        The following discussion of the U.S. federal income tax consequences of the Amended Plan is intended to be a summary of applicable U.S. federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the Amended Plan or of stock options granted under the Amended Plan. Because the U.S. federal income tax rules governing stock options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of stock options or dispositions of stock acquired pursuant to option exercise.

  Incentive Stock Options

        Incentive stock options under the Amended Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the participant or the Group by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than one year from the date on which the shares are transferred to the participant upon exercise of the option, and does not dispose of the stock within two years from the date on which the option is granted, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. Any additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Group will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonstatutory Stock Options and Restricted Stock Awards

        Nonstatutory stock options and restricted stock awards granted under the Amended Plan generally have the following federal income tax consequences:

  •
  There are no tax consequences to the participant or the Group by reason of the grant. To the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse, unless the participant elects to be taxed on receipt of the award. After vesting of an RSA or after exercise of a stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price, if any.

  •
  With respect to employees the Group is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Group will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

  •
  Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term if the stock was held for more than one year and short-term if it was held for one year or less.

  Stock Appreciation Rights and Restricted Stock Units

        There are no tax consequences to the participant or the Group by reason of the grant of a SAR or RSU. Upon exercise of the SAR or payment of an RSU, the fair market value of the shares or cash (or combination of both) received by the participant is treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Group is required to withhold from the payment made on the RSU or on exercise of the SAR, or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Group will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

  Company Deduction and Section 162(m) of the Code

        As described above, special rules limit the deductibility of compensation paid to the CEO and to each of the next three most highly compensated executive officers, other than the CFO. Under Section 162(m) of the Code, unless various conditions are met that enable compensation to qualify as "performance-based," the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Amended Plan will be deductible under all circumstances.

New Plan Benefits

        No awards will be granted under the Amended Plan (in its restated form) prior to approval by stockholders of the Group. All awards will be granted at the discretion of the Board, and, accordingly, are not yet determinable.

Existing Plan Benefits

        The following table sets forth information with respect to certain awards previously granted under the Amended Plan:

Name and Position	Number of Shares Covered by Options	Number of Shares Covered by Stock Appreciation Rights
Martin A. Kropelnicki, President & CEO	-0-	27,500
Peter C. Nelson, Chairman of the Board	85,000	111,920
Thomas F. Smegal III, Vice-President, CFO & Treasurer	-0-	18,500
Francis S. Ferraro, Vice-President, Corporate Development	18,000	27,500
Timothy D. Treloar, Vice-President, Operations	-0-	-0-
Robert R. Guzzetta, Vice-President, Engineering & Water Quality	18,000	27,500
All current executive officers (as a group)	36,000	108,600
All current directors who are not executive officers (as a group)	85,000	111,920
All employees, including current officers who are not executive officers (as a group)	171,000	10,250

Vote Required

        Approval of Proposal No. 4 requires the affirmative vote a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. In addition, under the listing standards of the New York Stock Exchange, approval of Proposal No. 4 requires the affirmative vote of a majority of the votes cast.

Recommendation of the Board

        Our Board of Directors unanimously recommends that you vote "FOR" this proposal.

EQUITY COMPENSATION PLAN INFORMATION

        The following table represents securities authorized to be issued under the Group's Equity Incentive Plan, as of March 25, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Rights (a)	Weighted-Average Exercise Price of Outstanding Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column) (a)
Equity compensation plans approved by security holders	212,920	$19.13	894,260
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	212,920	$19.13	894,260

 OTHER MATTERS

Adjournment

        Notice of adjournment need not be given if the date, time and place thereof are announced at the Annual Meeting at which the adjournment is taken. However, if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting will be given to each stockholder entitled to vote at the Annual Meeting. At adjourned annual meetings, any business may be transacted that might have been transacted at the original Annual Meeting.

Cost of Proxy Solicitation

        The Group will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the proxies and any additional materials which may be furnished by the Board to stockholders. The solicitation of proxies will be made by the use of the U.S. Postal Service and also may be made by telephone, or personally, by directors, officers and regular employees of the Group, who will receive no extra compensation for such services. Morrow & Company, LLC, 470 West Avenue, Stamford, CT 06902 was hired to assist in the distribution of proxy materials and solicitation of votes for a $9,000 fee, plus distribution expenses. The Group will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Other Matters

        The Board is not aware of any other matters to come before the Annual Meeting. If any other matters should be brought before the meeting or any adjournment or postponement thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies. The report of the Organization and Compensation Committee, the report of the Audit Committee, and the statement of independence of Audit Committee members referred to under "Board Structure-Committees: Audit" are not to be considered as incorporated by reference into any other filings that the Group makes with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. These portions of this Proxy Statement are not a part of any of those filings unless otherwise stated in those filings.

Code of Ethics

        The Group has adopted written codes of ethics for all directors, officers and employees. The codes are posted on the Group's website at http://www.calwatergroup.com. The codes are also available in written form upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Stockholders Sharing an Address

        The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as "householding," can result in significant cost savings for us. In order to take advantage of this opportunity, banks and brokerage firms that hold shares for stockholders who are the beneficial owners, but not the record holders, of the Group's shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. For stockholders who are the record holders of the Group's shares, the Group may follow a similar process absent contrary instructions. The Group will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Corporate Secretary, California

Water Service Group, 1720 North First Street, San Jose, California 95112-4598 or calling (408) 367-8200. Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Group's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Copies of Annual Report on Form 10-K

        The Group, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal year 2013. Copies of exhibits to Form 10-K also will be furnished upon request for a payment of a fee of $0.50 per page. All requests should be directed to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

        Electronic copies of the Group's Form 10-K, including exhibits and this Proxy Statement will be available on the Group's website at http://www.calwatergroup.com.

Disclaimer Regarding Website

        The information contained on the Group's website is not to be deemed included or incorporated by reference into this Proxy Statement.

BROKAW ROAD
SITE
1720 NORTH
FIRST STREET
101
NORTH
FIRST
STREET
FOURTH
STREET
SKYPORT
ARCHER
GISH
GUADALUPE PARKWAY
880
N
SAN JOSE
AIRPORT
GUADALUPE PARKWAY
NORTH FIRST STREET
HEDDING STREET
COLEMAN AVENUE
SANTA CLARA STREET
ALAMEDA
RACE
STREET
280
17

California Water Service Group
 California Water Service Company,
Hawaii Water Service Company,
New Mexico Water Service Company,
Washington Water Service Company,
CWS Utility Services, and
HWS Utility Services
1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

 EXHIBIT A

Amended and Restated Equity Incentive Plan
of the California Water Service Group

As amended and restated on November 20, 2013

1.    Purposes.

        (a)    Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are Employees and Directors.

        (b)    Available Stock Awards.    The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Purchase Awards, (v) Restricted Stock Awards, (vi) Restricted Stock Unit Awards, and (vii) Other Stock Awards.

        (c)    General Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates and to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in the value of the Common Stock.

2.    Definitions.

          (a)   "Affiliate" means (i) a member of a controlled group of corporations of which the Company is a member or (ii) any corporation, or unincorporated trade or business in which the Company has an ownership interest of at least 25% of the equity value of the entity. For this purpose, a "controlled group of corporations" means a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code.

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Capitalization Adjustment" has the meaning ascribed to that term in Section 12(a).

          (d)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

              (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

             (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

            (iii)  there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

            (iv)  individuals who, on the date this Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

          Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply).

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

          (g)   "Common Stock" means the common stock of the Company.

          (h)   "Company" means California Water Service Group, a Delaware corporation.

          (i)    "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, will not terminate a Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence.

          (j)    "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

              (i)  a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

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             (ii)  a sale or other disposition of at least 90% of the outstanding securities of the Company;

            (iii)  a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

            (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

          (k)   "Covered Employee" means the chief executive officer and the three other highest compensated officers of the Company (other than the chief financial officer of the Company) who are serving as executive officers as of the last day of the relevant fiscal year and for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

          (l)    "Director" means a member of the Board.

          (m)  "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

          (n)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an "Employee" for purposes of the Plan.

          (o)   "Entity" means a corporation, partnership or other entity.

          (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (q)   "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

          (r)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or traded on the New York Stock Exchange, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

             (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

          (s)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (t)    "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than

3

  as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

          (u)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (v)   "Normal Retirement" means termination of a Participant's Continuous Service with an immediate pension benefit being paid by the Company or an Affiliate.

          (w)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (x)   "Option" means an option to purchase shares of Common Stock granted pursuant to the Plan.

          (y)   "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement is subject to the terms and conditions of the Plan.

          (z)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

          (aa) "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

          (bb) "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an individual Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

          (cc) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation" and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          (dd) "Own," "Owned," "Owner," "Ownership" means a person or Entity is deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

          (ee) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

          (ff)  "Plan" means this California Water Service Group Amended and Restated Equity Incentive Plan.

          (gg) "Qualifying Performance Criteria" has the meaning set forth in Section 8(b).

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          (hh) "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

          (ii)   "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement is subject to the terms and conditions of the Plan.

          (jj)   "Restricted Stock Purchase Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

          (kk) "Restricted Stock Purchase Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Purchase Award evidencing the terms and conditions of a Restricted Stock Purchase Award grant. Each Restricted Stock Purchase Award Agreement is subject to the terms and conditions of the Plan.

          (ll)   "Restricted Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

          (mm)  "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement is subject to the terms and conditions of the Plan.

          (nn) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

          (oo) "Securities Act" means the Securities Act of 1933, as amended.

          (pp) "Stock Appreciation Right" means a right to receive the appreciation of Common Stock that is granted pursuant to the terms and conditions of Section 7(a).

          (qq) "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement is subject to the terms and conditions of the Plan.

          (rr)  "Stock Award" means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Purchase Award, a Restricted Stock Award, a Restricted Stock Unit Award or any Other Stock Award.

          (ss)  "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement is subject to the terms and conditions of the Plan.

          (tt)  "Subsidiary" means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

          (uu) "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

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3.    Administration.

        (a)    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

        (b)    Powers of Board.    The Board has the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time which of the persons eligible under the Plan will be granted Stock Awards; when and how each Stock Award will be granted; what type or combination of types of Stock Award will be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person will be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award will be granted to each such person.

           (ii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

          (iii)  To amend the Plan or a Stock Award as provided in Section 13.

          (iv)  To terminate or suspend the Plan as provided in Section 14.

           (v)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

          (vi)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

        (c)    Delegation to Committee.

          (i)    General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

          (ii)    Section 162(m) and Rule 16b-3 Compliance.    In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee

6

  Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)    Delegation to an Officer.    The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself or to any person then subject to Section 16 of the Exchange Act. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(r)(ii) above.

        (e)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

4.    Shares Subject To The Plan.

        (a)    Share Reserve.    Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards will not exceed in the aggregate 2,000,000 shares of Common Stock.

        (b)    Reversion of Shares to the Share Reserve.    If any Stock Award for any reason expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, will revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised"), the number of shares that are not delivered to the Participant will remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered will remain available for issuance under the Plan. For purposes of qualification under Section 422 of the Code, notwithstanding anything to the contrary in this Section 4(b) and subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options will be 200,000 shares of Common Stock.

        (c)    Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    Eligibility.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Directors.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

        (c)    Section 162(m) Limitation on Annual Grants.    Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, no Employee will be eligible to be granted Stock Awards covering more than 100,000 shares of Common Stock during any calendar year.

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6.    Option Provisions.

        Each Option will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)    Term.    The Board shall determine the term of an Option; provided, however that, subject to the provisions of Section 5(b) regarding Incentive Stock Options granted to Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the date on which it was granted.

        (b)    Exercise Price of an Option.    Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)    Consideration.    The purchase price of Common Stock acquired pursuant to an Option will be paid, to the extent permitted by applicable law, either (i) in cash at the time the Option is exercised or (ii) unless the Board determines otherwise(1) by delivery to the Company (either by actual delivery or attestation) of other Common Stock at the time the Option is exercised, (2) by a "net exercise" of the Option (as further described below), (3) pursuant to a program developed in conformity with Regulation T as promulgated by the Governors of the Federal Reserve System that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, will be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, will not be made by deferred payment.

        In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company will accept a cash payment from the Participant. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the "net exercise", (ii) shares actually delivered to the Participant as a result of such exercise and (iii) shares withheld for purposes of tax withholding.

        (d)    No Repricing.    Other than in connection with Capitalization Adjustments (as described in Section 12(a)), at any time when the exercise price of an Option is above the Fair Market value of a share of Common Stock, the Board shall not, without stockholder approval, reduce the exercise price of such Option and shall not exchange such Option for a new Stock Award with a lower (or no) exercise price of for cash.

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        (e)    Transferability of an Incentive Stock Option.    An Incentive Stock Option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.

        (f)    Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option is transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.

        (g)    Vesting Generally.    The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h)    Termination of Continuous Service.    In the event that an Optionholder's Continuous Service terminates (for reasons other than the Optionholder's death, Disability or Normal Retirement), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date 30 days following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option will terminate.

        (i)    Extension of Termination Date.    An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (for reasons other than the Optionholder's death, Disability or Normal Retirement) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j)    Death, Disability or Normal Retirement of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, death, or Normal Retirement, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date five years following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option will terminate.

        (k)    Early Exercise.    The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested

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shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not be required to exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.    Provisions Of Stock Awards Other Than Options.

        (a)    Stock Appreciation Rights.    Each Stock Appreciation Right Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time; and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, provided, however, that each Stock Appreciation Right Agreement will include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Strike Price and Calculation of Appreciation.    Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of:

            (aa) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over

            (bb) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right, which amount will be not less than 100% of the Fair Market Value of the Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

          (ii)    Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its discretion, deems appropriate.

          (iii)    Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (iv)    No Repricing.    Other than in connection with Capitalization Adjustments (as described in Section 12(a)), at any time when the strike price of a Stock Appreciation Right is above the Fair Market value of a share of Common Stock, the Board shall not, without stockholder approval, reduce the strike price of such Stock Appreciation Right and shall not exchange such Stock Appreciation Right for a new Stock Award with a lower (or no) strike price of for cash.

          (v)    Payment.    The appreciation payable in respect of a Stock Appreciation Right may be paid only in the form of Common Stock. In addition, neither the Company nor any Affiliate may enter into any agreement or arrangement providing for its purchase of Common Stock delivered on exercise of a Stock Appreciation Right.

          (vi)    Term.    The Board shall determine the term of a Stock Appreciation Right; provided, however, that no Stock Appreciation Right will be exercisable after the expiration of 10 years from the date on which it was granted.

          (vii)    Deferral of Compensation.    A Stock Appreciation Right may not include any feature for the deferral of compensation other than the deferral of recognition of income until the Participant's exercise of such Stock Appreciation Right.

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          (viii)    Termination of Continuous Service.    In the event that a Participant's Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date 30 days following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right will terminate.

        (b)    Restricted Stock Purchase Awards.    Each Restricted Stock Purchase Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. At the Board's election, shares of Common Stock may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Award Agreements need not be identical; provided, however, that each Restricted Stock Purchase Award Agreement will include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price.    At the time of the grant of a Restricted Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Restricted Stock Purchase Award will not be less than the par value of a share of Common Stock.

          (ii)    Consideration.    At the time of the grant of a Restricted Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Award will be paid either: (i) in cash at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Board and permissible under the Delaware General Corporation Law.

          (iii)    Vesting.    Shares of Common Stock acquired under a Restricted Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock Purchase Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Board and specified when the Restricted Stock Purchase Award is granted.

          (iv)    Termination of Participant's Continuous Service.    In the event that a Participant's Continuous Service terminates, the Company will have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase Award Agreement. At the Board's election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date or (ii) the Participant's original cost. The Company will not be required to exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Purchase Award Agreement.

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          (v)    Transferability.    Rights to purchase or receive shares of Common Stock granted under a Restricted Stock Purchase Award will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase Award Agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Purchase Award remains subject to the terms of the Restricted Stock Purchase Award Agreement.

        (c)    Restricted Stock Awards.    Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. At the Board's election, shares of Common Stock may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement will include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A Restricted Stock Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

          (ii)    Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Board and specified when the Restricted Stock Award is granted.

          (iii)    Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service will be forfeited under the terms of the Restricted Stock Award Agreement.

          (iv)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board determines in its discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

        (d)    Restricted Stock Unit Awards.    A Restricted Stock Unit Award will be denominated in units equivalent to a number of shares of Common Stock and will represent a promise to pay the value of such units upon vesting. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board shall impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its discretion, deems appropriate, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock Unit that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Board and specified when the Restricted Stock Award is granted

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          (ii)    Payment.    A Restricted Stock Unit Award, net of any withholding obligations, may, to the extent vested, be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

          (iii)    Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award after the vesting of such Restricted Stock Unit Award.

          (iv)    Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate. Notwithstanding the foregoing, dividends or dividend equivalents that relate to a Restricted Stock Purchase Award, Restricted Stock Purchase or Restricted Stock Unit Award subject to performance-based vesting criteria will be subject to the same performance criteria as the underlying Stock Award.

        (e)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.

8.    Qualifying Performance-Based Compensation

        (a)    General.    The Board may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to a Stock Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Board may specify that a Stock Award or a portion of a Stock Award is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, provided that the performance criteria for such Stock Award or portion of a Stock Award that is intended by the Board to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Board and specified at the time the Stock Award is granted. The Board shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Stock Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

        (b)    Qualifying Performance Criteria.    For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Board: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues,

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(iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) earnings per share, (x) economic value added measurements, including BVA, (xi) return on invested capital, (xii) return on operating revenue, (xiii) cash flow (before or after dividends), (xiv) stock price, (xv) total stockholder return, (xvi) market capitalization, (xvii) economic value added, (xviii) debt leverage (debt to capital), (xix) operating profit or net operating profit, (xx) operating margin or profit margin, (xxi) cash from operations, (xxii) market share, (xxiii) product development or release schedules, (xxiv) new product innovation, (xxv) cost reductions, (xxvi) customer service, or (xxvii) customer satisfaction. To the extent consistent with Section 162(m) of the Code, the Board (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, and (iv) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

9.    Covenants of the Company.

        (a)    Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.    Use of Proceeds from Stock.

        Proceeds from the sale of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

11.    Miscellaneous.

        (a)    Acceleration of Exercisability and Vesting.    The Board has the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)    Stockholder Rights.    No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)    No Employment or other Service Rights.    Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time

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the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (e)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Company may in its discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

12.    Adjustments Upon Changes in Stock.

        (a)    Capitalization Adjustments.    If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment"), then (i) the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c) and (ii) the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination will be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a transaction "without receipt of consideration" by the Company.)

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        (b)    Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested Common Stock not subject to the Company's right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service; provided, however that, the Board may, in its discretion, cause some or all Stock Awards to be fully vested, exercisable and/or no longer subject to repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)    Corporate Transaction.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) will (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full (but taking into account the actual performance of the Company through the date of the Corporate Transaction for any Stock Awards subject to performance-based vesting conditions) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to such effective time and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) will not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

        (d)    Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

13.    Amendment of the Plan and Stock Awards.

        (a)    Amendment of Plan.    Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

        (b)    Stockholder Approval.    The Board, in its discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

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        (c)    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)    No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan will not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e)    Amendment of Stock Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award will not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.    Termination or Suspension of the Plan.

        (a)    Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan will terminate on the day before the 10th anniversary of the date this amendment and restatement of the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan will not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.    Effective Date of Plan.

        The Plan originally became effective on February 23, 2005, but was amended and restated as adopted by the Board as of November 20, 2013.

16.    Choice of Law.

        The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

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1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000203750_1 R1.0.0.51160 CALIFORNIA WATER SERVICE GROUP ATTN:LYNNE MCGHEE 1720 NORTH FIRST STREET SAN JOSE, CA 95112-4598 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01 Terry P. Bayer 02 Edwin A. Guiles 03 Bonnie G. Hill 04 Martin A. Kropelnicki 05 Thomas M. Krummel, M.D. 06 Richard P. Magnuson 07 Linda R. Meier 08 Peter C. Nelson 09 Lester A. Snow 10 George A. Vera The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION 3 RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014 4 APPROVAL OF THE GROUP'S AMENDED AND RESTATED EQUITY INCENTIVE PLAN NOTE: I authorize the proxies to vote according to their discretion on any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000203750_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, 10K and Proxy Statement is/ are available at www.proxyvote.com . CALIFORNIA WATER SERVICE GROUP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARTIN A. KROPELNICKI and LYNNE P. MCGHEE, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, all the shares of California Water Service Group common stock of the undersigned at the Annual Meeting of Stockholders of California Water Service Group to be held at the executive office, 1720 North First Street, San Jose, California on May 20, 2014 at 9:30 a.m., or at any adjournment or postponement thereof. By my signature on the reverse side of this proxy, I acknowledge that I have received a copy of the notice of meeting and proxy statement relating to this meeting and of the Group's most recent Annual Report to Stockholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3, and FOR PROPOSAL 4. Please date, sign and mail as soon as possible in the enclosed envelope. Continued and to be signed on reverse side